                               SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
    [ ]  Preliminary Proxy Statement
    [x]  Definitive Proxy Statement
    [ ]  Definitive Additional Materials
    [ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12


                                      PALFED, Inc.
                -------------------------------------------------
                   (Name of Registrant as Specified In Its Charter)

                                Charles M. Flickinger
                             Sutherland, Asbill & Brennan
                              999 Peachtree Street, N.E.
                              ATLANTA, GEORGIA  30309-3996
                 -----------------------------------------------
                      (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):
   [x]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-
6(j)(2).
   [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

    4) Proposed maximum aggregate value of transaction:

-------------------------
1 Set forth the amount on which the filing fee is calculated and state how it was determined.


               -----------------------------------------------------

[  ]   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

                                  PALFED, INC.

                          107 Chesterfield Street South
                          Aiken, South Carolina  29801
                                 (803) 642-1400

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 23, 1996


TO SHAREHOLDERS OF PALFED, INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of PALFED, Inc. ("PALFED") will be held at the Aiken City Hall Meeting Room, 214 Park Avenue, Aiken, South Carolina 29801 on April 23, 1996, at 10:00 a.m. Eastern Time, for the following purposes:

          1.  The election of three (3) Directors of PALFED.

          2. To approve amendments to the PALFED 1993 Stock Option Plan (Proposal 2).

          3. To approve amendments to the PALFED 1993 Restricted Stock Incentive Award Plan (Proposal 3).

          4. To approve amendments to the PALFED Amended and Restated Directors Stock Plan (Proposal 4).

          5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Holders of PALFED's Common Stock of record at the close of business on March 15, 1996 (the "Record Date") will be entitled to notice of and to vote at the meeting or any adjournment thereof.

     Whether or not you expect to be present in person at the meeting, please sign and date the accompanying proxy and return it promptly in the enclosed postage-paid reply envelope. This will assist us in preparing for the meeting.


                                        By Order of the Board of Directors
                                        Howard M. Hickey, Jr.
                                        Secretary
March 25, 1996
Aiken, South Carolina



SHAREHOLDERS ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF A SHAREHOLDER RECEIVES MORE THAN ONE PROXY BECAUSE HE OR SHE OWNS SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE COMPLETED AND RETURNED. YOUR COOPERATION WILL BE APPRECIATED. YOUR PROXY WILL BE VOTED WITH RESPECT TO THE MATTERS IDENTIFIED THEREON IN ACCORDANCE WITH ANY SPECIFICATIONS ON THE PROXY.

                                   PALFED, INC.
                          107 CHESTERFIELD STREET SOUTH
                          AIKEN, SOUTH CAROLINA  29801


                                 PROXY STATEMENT
           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 23, 1996


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of PALFED, Inc. ("PALFED" or the "Company") to be used at the Annual Meeting of Shareholders of PALFED (the "Annual Meeting") to be held at the Aiken City Hall Meeting Room, 214 Park Avenue, Aiken, South Carolina 29801, at 10:00 a.m., Eastern Time, on April 23, 1996, and any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and accompanying form of proxy and PALFED's 1995 Annual Report to Shareholders were first mailed or given to shareholders on or about March 25, 1996.

SOLICITATION OF PROXIES

     This proxy solicitation will be conducted principally by mail, but may also be by telephone or in person, and the cost will be paid by PALFED. Proxies may also be solicited in favor of the proposals by Morrow & Co. of New York, New York at a cost to the Company of approximately $3,500 plus out-of-pocket expenses. Banks, brokers, nominees and other custodians and fiduciaries will be requested to forward proxy solicitation material to their principals and customers where appropriate, and PALFED will reimburse such banks, brokers, nominees, custodians and fiduciaries for their reasonable out-of-pocket expenses in sending the proxy materials to beneficial owners of the shares.

ACTIONS TO BE TAKEN UNDER THE PROXY

     In voting by proxy, shareholders may vote in favor of all nominees for director or withhold their votes as to some or all nominees. Unless instructed otherwise in the space provided in the proxy form, all properly executed proxies received by PALFED will be voted FOR the election of the three nominees for director set forth below under the heading "Election of Directors" (Proposal 1), FOR approval of the amendments to the PALFED 1993 Stock Option Plan (Proposal
2), FOR approval of the amendments to the PALFED 1993 Restricted Stock Incentive Award Plan (Proposal 3), and FOR approval of the amendments to the PALFED Amended and Restated Directors Stock Plan (Proposal 4).

     Any shareholder giving a proxy may revoke it at any time before it is exercised by giving written notice of revocation or a duly executed proxy bearing a later date to PALFED's Secretary. In order to be effective, such notice or later dated proxy must be received by PALFED prior to the exercise of the earlier proxy. A shareholder may also attend the Annual Meeting, revoke his proxy and vote in person.

     PALFED's management knows of no matter to be brought before the Annual Meeting other than those mentioned in this Proxy Statement. If, however, any other matters properly come before the Annual Meeting, it is intended that the proxies will be voted in accordance with the judgment of the person or persons voting such proxies.

     In accordance with PALFED's Bylaws, in order for any new business or any nomination for Director to be brought before an Annual Meeting of Shareholders by a shareholder, the shareholder must deliver to the Secretary of the Company written notice of such new business or nomination for Director at least five (5) days prior to the date of the Annual Meeting.

                     OUTSTANDING SECURITIES AND VOTING RIGHTS

     The only class of securities entitled to vote at the meeting is PALFED's common stock, $1.00 par value ("Common Stock"). The close of business on March 15, 1996 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or at any adjournment or adjournments thereof. At March 15, 1996, there were 5,222,142 shares of Common Stock outstanding and entitled to be voted at the Annual meeting.

     Each shareholder of PALFED is entitled to one vote for each share of Common Stock held. There are no cumulative voting rights in the election of directors.

QUORUM AND REQUIRED VOTE

     The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. Any proxy authorized to be voted at the Annual Meeting on any matter, including on routine matters pursuant to the discretionary authority granted in management's proxy, whether or not the proxy is marked to "WITHHOLD AUTHORITY", to "ABSTAIN" or to effect a broker nonvote, will be counted in establishing a quorum.

     The election of each nominee as a director will require the presence of a quorum at the Annual Meeting and the affirmative vote of a majority of the shares voting at the Annual Meeting. Votes withheld, abstentions and broker nonvotes (proxies submitted by a broker marked to indicate that the shares are not voted on a proposal), will not be included in vote totals for director nominees and will have no effect on the outcome of the vote. Approval of the amendment to the Stock Option Plan (Proposal 2), the amendments to the Restricted Stock Incentive Award Plan (Proposal 3) and the amendments to the Amended and Restated Directors Stock Plan (Proposal 4) will require the presence of a quorum and the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting. Votes withheld, broker nonvotes and abstentions will have the effect of a vote against Proposals 2, 3 and 4.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL SHAREHOLDERS

     The following table sets forth, as of March 15, 1996, certain information concerning each person, group or other entities known by the Company to be beneficial owners, as defined in Rule 13d-3 promulgated by the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of more than five percent (5%) of the outstanding shares of Common Stock, the only class of voting securities currently outstanding:


                                    Amount and Nature of          Percent of
     Name and Address               Beneficial Ownership         Common Stock
     ----------------               --------------------         ------------
     Mid-Atlantic Investors             474,000(1)                    9.1
       Jerry Zucker
       H. Jerry Shearer
       P. O. Box 7574
       Columbia, SC  29202





---------------------------------
     (1) Information Concerning beneficial ownership of Mid-Atlantic Investors and Messrs. Zucker and Shearer is based on a Schedule 13D dated October 27, 1995 filed by Mid-Atlantic Investors and Messrs. Zucker and Shearer. As reported in the Schedule 13D, Mr. Zucker holds sole voting and dispositive power as to 303,000 shares of Common Stock, Mr. Shearer holds sole voting and dispositive power as to 11,000 shares of Common Stock, and Messrs. Shearer and Zucker and Mid-Atlantic Investors hold shared voting and dispositive power as to 160,000 shares of Common Stock.

DIRECTORS AND EXECUTIVE OFFICERS

     The following table and related notes set forth certain information, as of March 1, 1996, concerning the beneficial ownership of Common Stock by all directors, including nominees for director, the executive officers named in the Summary Compensation Table, and by all officers, directors and nominees as a group.


                                   Amount and Nature of             Percent of
Name of Beneficial Owner          Beneficial Ownership(1)         Common Stock(2)
------------------------       -----------------------------      ---------------
William F. Cochrane                      8,300(3)                         *
Patrick D. Cunning                      60,148                           1.13%
Joe W. DeVore                           33,550                            *
Howard M. Hickey, Jr.                   40,102                            *
J. Cleveland Holmes                      6,511(4)                         *
Edward Larry Hutto                       7,912                            *
Harold D. Kingsmore                      8,845                            *
R. Bruce McBratney                      24,568                            *
Albert H. Peters, Jr.                   33,419(5)                         *
Darrell R. Rains                        45,101                            *
Ambrose L. Schwallie                     5,180(6)                         *
Charles E. Simons, III                  20,400(7)                         *
Neil W. Trask, Jr.                       6,545                            *
John C. Troutman                       141,781                           2.66%

All Executive Officers
and Directors as a Group
(21 persons)                           442,362                           8.29%

--------------------------

     (1) Shares beneficially owned include shares held by spouses, minor children, family partnerships and trusts, shares subject to options exercisable currently or within 60 days, shares held under the PALFED Employee Savings and Stock Ownership Plan, and restricted shares subject to forfeiture and transfer restrictions. Share totals for each of the outside directors include 1,000 restricted shares and options to acquire 3,000 shares granted under the Amended and Restated Directors Stock Plan. Except as otherwise noted, the persons included in the table have sole voting and investment power with respect to shares beneficially owned by them.

     (2) Percentages marked by an asterisk (*) indicate less than one percent (1%) of the outstanding Common Stock.

     (3)  Includes 4,300 shares owned jointly with Mr. Cochrane's spouse.

     (4)  Includes 2,511 shares owned jointly with Mr. Holmes' spouse.

     (5) Includes 8,167 shares owned by Mr. Peters' spouse for which Mr. Peters disclaims beneficial ownership.

     (6)  Includes 1,180 shares owned jointly with Mr. Schwallie's spouse.

     (7)  Includes 6,081 shares owned jointly with Mr. Simons' spouse.

REPORTS OF BENEFICIAL OWNERSHIP

     Section 16(a) of the Exchange Act requires PALFED's officers and directors, and persons who own more than ten percent of Common Stock, to file reports of ownership and changes in ownership with the SEC and The Nasdaq Stock Market. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish PALFED with copies of all Section 16(a) forms they file.

     Based solely on review of the copies of such forms furnished to PALFED, or written representations that no Forms 5 were required, PALFED believes that during 1995 its officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.



                              ELECTION OF DIRECTORS


GENERAL

     Directors are elected for staggered terms of three years each, and the directors are divided into three classes, each class to be as nearly equal in number as possible. A member of the Board of Directors who reaches the age of 70 becomes a Retired Director as of the date of the next Annual Meeting. J. Cleveland Holmes and Neil W. Trask, directors of PALFED since 1986, are 70 and will retire at the 1996 Annual Meeting. The number of directors is currently set at eleven (11), but will be set at nine (9) following retirement of Messrs. Holmes and Trask at the Annual Meeting. The Board of Directors intends to consider increasing the size of the Board in the future to fill the positions vacated by Messrs. Holmes and Trask.

     At the Annual Meeting, Messrs. R. Bruce McBratney, Albert H. Peters and Ambrose L. Schwallie, all of whom currently serve as Directors of the Company and all of whose terms expire at the Annual Meeting, will be nominated for reelection to serve three-year terms.

     There are no arrangements or understandings between the Company and any person pursuant to which any of the above persons has been or will be elected a director. There are no family relationships among the directors, executive officers and nominees for directors of the Company, Palmetto Federal and their subsidiaries.

     It is intended that each Proxy solicited on behalf of the Board of Directors will be voted only for the election of the designated nominees. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve, but if that should occur before the Annual Meeting, it is intended that the Proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.


                 INFORMATION AS TO NOMINEES AND OTHER DIRECTORS

                                        Term as             Director of
                                        Director            PALFED
Name and Age                            Expires             Since
------------                            -------             -----
NOMINEES FOR
THREE-YEAR TERM ENDING IN 1998:

R. Bruce McBratney (68)                   1996               1993

Albert H. Peters, Jr. (66)                1996               1987

Ambrose L. Schwallie (48)                 1996               1989


CONTINUING DIRECTORS:

William F. Cochrane (67)                  1997               1988

Patrick D. Cunning (49)                   1998               1990

Edward Larry Hutto (59)                   1997               1987

Harold D. Kingsmore (63)                  1998               1992

Charles E. Simons, III (53)               1997               1987

John C. Troutman (56)                     1998               1993


NOMINEES FOR A 3-YEAR TERM:

     R. BRUCE McBRATNEY retired from Pershing & Co. in 1987 following 35 years of association with New York Stock Exchange firms. Mr. McBratney served on the Palmetto Federal Advisory Board in Beaufort, South Carolina from 1990 to 1992, and served as a director of Montclair Savings Bank in New Jersey for 20 years.

     ALBERT H. PETERS, JR. is the Chairman of the Board and from October 13, 1992 through February 28, 1993 served as Interim President and Chief Executive Officer of PALFED and Palmetto Federal Savings Bank of South Carolina ("Palmetto Federal"). Mr. Peters previously served as Manager of Plant Facilities and Services for E. I. DuPont at the Savannah River Plant, Aiken, South Carolina from 1984 until 1989, when he retired after working for E. I. DuPont since 1953.

     AMBROSE L. SCHWALLIE has been President of the Westinghouse Savannah River Company since 1991. From 1989 to 1991 he was an Executive Vice President of Westinghouse.

CONTINUING DIRECTORS:

     WILLIAM F. COCHRANE has served as President of Alcoa, South Carolina, Inc. since 1983.

     EDWARD LARRY HUTTO serves as Vice President and General Manager for Cummings Oil Company, Inc., an oil marketer, in Hampton, South Carolina. He has been employed by the Cummings Oil Company since 1963.

     CHARLES E. SIMONS, III has been engaged in the private practice of law as a sole practitioner in Aiken, South Carolina since 1982. Mr. Simons also has been a municipal judge for the City of Aiken since 1987.

     PATRICK D. CUNNING is an Executive Vice President of Palmetto Federal and serves as President of Palmetto Service Corporation ("PSC"), a wholly-owned subsidiary of Palmetto Federal. Prior to being named President of PSC in 1987, Mr. Cunning was Chief Appraiser and Vice President of PSC, which he joined in 1975.

     HAROLD D. (Doug) KINGSMORE is President and Chief Executive Officer of Graniteville Company. He has been the President of Graniteville Company since 1986.

     JOHN C. TROUTMAN became the President and Chief Executive Officer of PALFED and Palmetto Federal on March 1, 1993. Prior to 1993, he held a number of positions with Citizens and Southern National Bank (now NationsBank), most recently as the Southeast Florida Commercial Division Manager for NationsBank. From 1989 to 1992 he was Regional Executive Vice President, East Coast of Florida for Citizens and Southern National Bank of Florida. From 1988 to 1989 Mr. Troutman was President and Chief Operating Officer of Citizens and Southern National Bank of South Carolina.


REQUIRED VOTE

     Election of each of the three (3) nominees named above will require the presence of a quorum and the affirmative vote of a majority of the shares of Common Stock voting at the Annual Meeting.


            THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE
               ELECTION OF EACH OF THE THREE NOMINEES NAMED ABOVE.

                              DIRECTOR COMPENSATION

     All PALFED directors also are directors of Palmetto Federal, but do not receive any additional compensation for serving as directors of the Bank. Directors who are employees of the Company or any of its subsidiaries do not receive any directors fees or other compensation for serving as directors of PALFED or the Bank. There are no family relationships among any of the directors of PALFED or any of its subsidiaries.

     In 1995, each director who was not employed by PALFED or Palmetto Federal received a $600 monthly retainer, plus $200 per Board or Committee meeting attended. During 1995, PALFED's Chairman of the Board, Albert H. Peters, Jr., received a $1300 monthly retainer, plus directors' fees of $250 per Board or Committee meeting chaired and $200 per Committee meeting attended. The Chairman of each Committee also received $250 per Committee meeting chaired. Consulting directors, Henry W. Gibson, Donald W. Ropp, and Edwin H. Seim received fees of $500 per Board meeting attended and $200 per Committee meeting attended. Advisory director W. Stephen Harley received fees of $100 per Board meeting attended. In addition, under the Amended and Restated Directors Stock Plan (the "Directors Plan"), approved by the shareholders at the 1995 Annual Meeting, each outside director, consulting director and advisory director received, effective as of April 26, 1995, 1,000 restricted shares of Common Stock and options to acquire 3,000 shares of Common Stock at an exercise price of $9.88 per share. The restricted shares of Common Stock vest one year from the grant date.

     Effective January 1, 1996, PALFED increased director compensation for attendance at Board meetings. During 1996, each director will receive $400 per Board meeting attended. The monthly retainer and committee meeting fees were not increased from 1995 levels. Additionally, the Personnel and Compensation Committee (the "Committee") approved, subject to shareholder approval, certain amendments to the Directors Plan that will grant options to acquire 3,000 shares of Common Stock to each outside director as of the day following the Annual Meeting. Currently, only the nominees elected at the 1996 Annual Meeting will receive options under the Directors Plan. Consulting and advisory directors are granted options under the Directors Plan at the discretion of the Committee and, effective as of April 24, 1996, the Committee intends to grant options to acquire 3,000 shares of Common Stock to consulting directors, Gibson, Ropp and Seim. The Committee also intends to grant options to acquire 3,000 shares of Common Stock to retiring directors Holmes and Trask. All options will have an exercise price equal to the market value of Common Stock on the date of the grant.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During 1995, the PALFED Board of Directors held 12 meetings. The Board of Directors has established Executive, Audit and Regulatory Compliance, and Personnel and Compensation Committees. Each director attended at least 75 percent of the total number of the Board's meetings or meetings of committees on which he served.

     The Executive Committee has the responsibility to act for the Board on an interim basis between regularly established Board meeting dates. The members of the Executive Committee currently are Messrs. Peters (Chairman), Cochrane, Cunning, Holmes, Simons and Troutman. Mr. Ropp also attended meetings of the Executive Committee as a consulting director. The Executive Committee met 17 times in 1995.

     The Audit and Regulatory Compliance Committee presently consists of Messrs. Schwallie (Chairman), Holmes, Hutto, McBratney and Simons. Messrs. Peters and Troutman also serve as ex-officio members of this Committee. Mr. Seim also attended meetings of this Committee as a consulting director. This Committee has responsibility for recommending to the Board of Directors the independent auditors of PALFED and Palmetto Federal, and reviewing their degree of independence, as well as reviewing with independent auditors and internal auditors the plans and results of PALFED's internal auditing procedures. The Committee also directs and monitors Palmetto Federal's Community Reinvestment Act activities, products and programs, as well as reviews all regulatory compliance activities. The Audit and Regulatory Compliance Committee met 5 times in 1995.

     In addition, Palmetto Federal has an Executive Loan Committee, consisting of the members of PALFED's Executive Committee and Howard M. Hickey Jr., which has the responsibility for reviewing and recommending to the Palmetto Federal Board of Directors all major loan facilities and reviewing the status of all of Palmetto Federal's criticized assets. The Palmetto Federal Executive Loan Committee met 23 times in 1995.


                          COMPENSATION COMMITTEE REPORT


     The PALFED Personnel and Compensation Committee (the "Committee") is composed entirely of outside directors who are not employees of the Company or any of its subsidiaries. The Committee currently consists of Messrs. Cochrane, Kingsmore, Simons, and Trask. Dr. Gibson and Mr. Ropp also attended meetings of the Committee as consulting directors, and Messrs. Peters and Troutman also attended meetings of the Committee. The Committee held 3 meetings in 1995.

     The Committee: (i) reviews and recommends employee and officer promotions and compensation levels, including compensation arrangements for the Company's President and Chief Executive Officer; (ii) establishes general policies relating to compensation of all employees, and reviews and administers employee relations policies; and (iii) reviews and administers the Company's employee benefit plans, including PALFED's stock option plans, restricted stock award plan, and 401(k) Plan. The Board of Directors reviews all decisions made by the Committee with respect to compensation of the Company's executive officers, however, awards under PALFED's stock option plans and restricted stock plan are made solely by the Committee.

     Pursuant to the proxy rules promulgated by the SEC, this report describes the compensation policies of the Committee applicable to the executive officers of the Company, including the 1995 compensation of Mr. Troutman. This report and the section that follows the Committee's report entitled "Shareholder Return" and related explanation shall not be deemed to be "soliciting material" or to be "filed" with the SEC or incorporated by reference into any filings under the Securities Act of 1933, as amended (the "Securities Act"), or under the Exchange Act, whether made before or after the date of this Proxy Statement notwithstanding statements made in the Company's previous SEC filings that all subsequent filings, in whole or in part, include this Proxy Statement.

COMPENSATION POLICIES

     PALFED's compensation policies are intended to attract and retain qualified executive officers and to align the interests of management and shareholders through stock options and stock grants. The Committee evaluates employee and executive compensation with data gathered from peer group comparisons and market surveys. The Committee compares the Company's executive salaries with those of other similarly sized thrifts and banks in South Carolina and the Southeast.
The Committee believes comparisons with other South Carolina financial institutions are more representative than the broader group represented in the performance graph used for comparisons of cumulative shareholder returns. The Committee considers the base salaries of PALFED and Palmetto Federal executives, as a whole, to be at the mid-to-lower range when compared with the base salaries of similarly situated executives in the thrift or banking industry in Palmetto Federal's market area. While the Committee has no established base salary targets, the Committee seeks to set compensation levels that are competitive with similarly situated financial institutions. Accordingly, the Committee continued its objective of greater reliance on incentives to supplement base salaries.

     To align PALFED more closely with other similarly sized thrifts and financial institutions, the Committee raised salary range mid-points for all grade levels. Additionally, the Committee recommended and the Board approved an overall 4% increase in cash compensation, allocated among employees on a merit basis. The Committee utilized awards of incentive compensation for executive officers and other key employees to place greater emphasis on the enhancement of shareholder value, measured by return on net tangible equity, reduction of nonperforming assets and real estate owned, and other elements of risk management. Additionally, the Committee will consider an individual's contribution and other initiatives, as well as the handling of regulatory issues. To align employee interests with the shareholders, the Committee recommended payment of approximately one-quarter of executive bonuses in restricted shares of Common Stock.

     In February 1995, PALFED and Palmetto Federal awarded cash bonuses based on 1994 performance to certain executive officers, including the Chief Executive Officer, and to other officers under the Executive Incentive Bonus program administered by the Committee. A total bonus pool of approximately $310,000 was available for distribution with the Committee generally allocating approximately 75% of this amount to senior management. The majority of individual bonuses were paid 75% in cash and the remainder in restricted shares of Common Stock awarded under the Restricted Stock Plan. The Committee granted 10,464 restricted shares of Common Stock with a one year restriction period.

     Additionally, in November, 1995 the Committee awarded incentive stock options to acquire 75,000 shares of Common Stock to certain officers, including the Chief Executive Officer, and to other employees. The Committee generally allocated 75% of all option awards to senior management, including the Chief Executive Officer. The number of options awarded to each executive officer was based on the recommendations of the Chief Executive Officer, each officer's current salary and level of responsibility, and the Committee's subjective evaluation of the individual's contribution to the performance of PALFED and its subsidiaries. The Committee granted options to those individuals whose contributions were principally responsible for achieving specified corporate objectives including, but not limited to, reductions in general and administrative expenses, and progress in the reduction of nonperforming assets and disposition of real estate owned. The exercise price of the options awarded in November, 1995 was $12.78 per share, the market price of Common Stock on the date of the grant. The options are exercisable for ten years and will vest in three years, at the rate of one-third of the grant per year. Options granted do not have performance contingencies, but generally require the employee to remain employed by the Company or its subsidiaries until the options vest. The value of the options depends entirely on the future performance of Common Stock, which reinforces the importance of long term shareholder value and further aligns the interests of executive officers to that of the Company's shareholders.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Upon review of the previous year's personal accomplishments and the Bank's overall performance, the Committee approved a 10.3% salary increase for John C. Troutman, Chief Executive Officer, raising his base salary to $160,000. Additionally, he received a cash bonus of $44,324 during 1995 of which 25% was paid in 2,003 restricted shares of Common Stock. Mr. Troutman also was awarded options to purchase 13,123 shares of Common Stock at $12.78 per share based on the Committee's subjective evaluation of Mr. Troutman's performance.



                                   William F. Cochrane, Chairman
                                   Harold D. Kingsmore
                                   Charles E. Simons, III
                                   Neil W. Trask, Jr.




           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1995, Palmetto Federal engaged in customary banking transactions with members of the Committee and had outstanding loans to several directors and executive officers, including Mr. Simons. These loans were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. In the opinion of management, these loans do not involve more than the normal risk of collectibility or present other unfavorable features. During 1995, the Company and its subsidiaries paid $5,385 in legal fees to Mr. Simons' law firm for legal services, and it is anticipated that Mr. Simons will furnish legal services to PALFED and its subsidiaries during 1996. There are no other interlocks or relationships among members of the Committee or PALFED's officers that require disclosure under applicable SEC regulations.

                               SHAREHOLDER RETURN

     Set forth below is a performance graph comparing the yearly percentage changes in the cumulative total shareholder return on PALFED's Common Stock with the Standard & Poor's 500 Index (the "S&P 500") and the Nasdaq Financial Stocks Index for the five-year period commencing December 31, 1990 and ending December 31, 1995:


                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN



                                     [GRAPH]



                                           Value of $100
                           Invested on December 31, 1990 at December 31,
                           ---------------------------------------------
                                1991    1992    1993   1994   1995
                                ----    ----    ----   ----   ----
     PALFED                     $ 80    $197    $158   $161   $267
     S&P 500 Index               130     140     154    156    215
     Nasdaq Financial            155     221     257    258    376
          Stocks Index


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth information concerning the annual and long-term compensation of persons who served as Chief Executive Officer during 1995 and other highest compensated executive officers.

                             SUMMARY COMPENSATION TABLE


                                                                             Annual Compensation
                                                        --------------------------------------------------------------------------
                                                                                    Bonus                         Other Annual
Name and Principal Position           Year               Salary ($)                  ($)                       Compensation ($)(1)
---------------------------           ----               ----------                ------                      -------------------
John C. Troutman                      1995                160,006                   44,324                             --
  President and Chief                 1994                145,006                   33,450                             --
  Executive Officer                   1993                123,754                       --                         17,886(5)

Patrick D. Cunning                    1995                116,004                   31,027                             --
  Executive Vice President            1994                110,384                   16,500                             --
                                      1993                102,030                       --                             --

Joe W. DeVore                         1995                 83,203                   18,173                             --
  Executive Vice President            1994                 78,783                    8,250                             --
  and Senior Lending Officer          1993                 73,138                       --                             --

Howard M. Hickey, Jr.                 1995                 86,903                   20,250                             --
  Executive Vice President            1994                 84,600                   11,475                             --
  and General Counsel                 1993                 76,874                       --                             --

Darrell R. Rains                      1995                 99,004                   23,250                             --
  Executive Vice President            1994                 94,400                   13,500                             --
  and Chief Financial Officer         1993                 87,276                       --                             --

                                                        Long Term Compensation
                             -----------------------------------------------------------------------------
                                               Awards                                            Payouts
                             --------------------------------------------                      -----------                All Other
                             Restricted Stock                 Options/SAR                         LTIP                  Compensation
Name and Principal Position    Awards ($)(2)                   (No.)(3)                        Payouts ($)                 ($)(4)
---------------------------  ----------------                 -----------                      -----------               -----------
John C. Troutman                  14,772                        13,123                             n/a                      8,291
     President and Chief             --                          9,531                             n/a                      3,975
     Executive Officer            93,800                         9,300                             n/a                        --

Patrick D. Cunning                10,340                         9,225                             n/a                      7,187
     Executive Vice President      5,603                         6,679                             n/a                      3,602
                                     --                          9,020                             n/a                      3,196

Joe W. DeVore                      6,055                         6,452                             n/a                      6,727
  Executive Vice President         2,801                         3,890                             n/a                      4,675
  and Senior Lending Officer         --                          4,160                             n/a                      4,130

Howard M. Hickey, Jr.              6,248                         6,300                             n/a                      5,402
  Executive Vice President         3,895                         4,200                             n/a                      3,251
  and General Counsel                --                          6,590                             n/a                      3,034

Darrell R. Rains                   7,751                         7,802                             n/a                      5,764
  Executive Vice President         4,583                         5,200                             n/a                      3,478
  and Chief Financial Officer        --                          7,100                             n/a                      1,768

--------------------------

          (1) Amounts shown do not include amounts for employee benefits (including group life and health insurance) that are generally available to all salaried employees, or which have a value as a benefit to the named individual that did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported for any individual named.

          (2) Dollar values shown in the Restricted Stock Awards column are based on the closing market price of Common Stock on the date of the grant. Restrictions on Awards granted in 1993, 1994 and 1995 lapsed one year from the date of the grant. Restricted shares of Common Stock are entitled to vote and receive dividends paid on Common Stock. At December 31, 1995, the aggregate number of restricted shares of Common Stock held by the executive officers named in the Summary Compensation Table and the value of these shares, based upon the $11.88 per share closing price of the Common Stock on December 29, 1995, were as follows:


                                                       Number
Name                                                   of Shares      Value ($)
----                                                   ---------      ---------
John C. Troutman                                         2,003          23,796
Patrick D. Cunning                                       1,402          16,656
Joe W. DeVore                                              821           9,753
Howard M. Hickey, Jr.                                      915          10,870
Darrell R. Rains                                         1,051          12,486


----------------------------
          (3)  Grants of Incentive Stock Options.
          (4) Employer matching contributions under the Company's 401(k) Plan and taxable life insurance over $50,000.
          (5) Mr. Troutman's 1993 compensation included moving and relocation expenses of $16,766 and use of an automobile.




COMPENSATION AGREEMENTS AND PLANS

     EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS. Effective as of November 22, 1994, PALFED and Palmetto Federal entered into Executive Salary Continuation Agreements (such agreements are referenced to individually as an "Agreement" and collectively as the "Agreements") with nine officers, including Messrs. Troutman, Cunning, DeVore, Hickey and Rains. The Agreements for each of the officers are identical in all material respects.

     Each Agreement has a three year term with successive one year renewals. In the event of the executive's resignation or termination, except for "cause", due to a "Change of Control" and a "Change of Duties or Salary" (as both terms are defined in the Agreement), the executive is entitled to receive an aggregate payment equal to three times his average annual compensation for the five years preceding the Change of Control. For purposes of the Agreements, a "change of control" generally is defined as a change in control in either PALFED or Palmetto Federal within the meaning of Office of Thrift Supervision ("OTS") regulations or that would be reported under Regulation 14A promulgated under the Exchange Act. A change of control also is deemed to have occurred (i) if any person, directly or indirectly, acquires or becomes the beneficial owner of securities representing 25 percent or more of the combined voting power of PALFED's outstanding voting securities, or (ii) during any period of two consecutive years individuals constituting a majority of PALFED's directors cease to constitute a majority of the Board (unless the election of new directors was approved by a vote of at least two-thirds of the directors then in office). A "change in duties or salary" mean a reduction of annual salary, a change in duties and responsibilities which result in the assignment of duties and responsibilities inferior to those at the time of a change in control, or relocation to a city or geographic location more than 5 miles from the Company's principal office in Aiken, South Carolina. The executive has no duty to mitigate the amount of payments he receives under his Agreement, nor may any other compensation he earns reduce the amount of payments he receives under the Agreement. If the triggering event described in the Agreements had occurred as of December 31, 1995, the cash compensation payable to Messrs. Troutman, Cunning, DeVore, Hickey and Rains would have been approximately $524,000, $351,000, $244,000, $254,000 and $282,000, respectively.

     RETIREMENT INCOME PLAN. Palmetto Federal maintains a tax-qualified noncontributory Defined Benefit Pension plan (the "Pension Plan"). All salaried employees of Palmetto Federal and its subsidiaries are eligible to participate upon meeting certain age and service requirements. The PALFED Personnel and Compensation Committee administers the Pension Plan. Contributions made by Palmetto Federal are determined under the aggregate cost method.

     Benefits under the Pension Plan are paid upon retirement or, under certain circumstances, upon death. The Pension Plan also provides for payment of accrued benefits to an employee who terminates employment before retirement, when the employee has a vested interest in the accrued benefit. Benefits are fully vested upon completion of six years' service. Benefits are payable monthly, in amounts based on an employee's final average earnings and years of service and are reduced by a portion of the employee's Social Security benefits. The Pension Plan provides for normal retirement at age 65. The Pension Plan also provides that an employee may retire and begin receiving payments when the employee has attained age 55 and has accumulated at least ten years' service.
An employee who elects early retirement receives a reduced benefit.

     The following table sets forth estimated annual pension benefits payable upon retirement to participants at normal retirement age in the compensation and service classifications specified.



                                    Years of Service*
                    ----------------------------------------------
Remuneration          15        20        25        30        35
------------          --        --        --        --        --


$100,000            21,518    28,691    35,864    43,036    50,209
$125,000            27,518    36,691    45,864    55,036    64,209
$150,000            33,518    44,691    55,864    67,036    78,209


--------------------------
* Full retirement benefits are earned with 35 or more years of credited service at age 65. Benefits are payable for ten-years certain and life thereafter.


     Compensation for purposes of computing annual benefits under the pension plan includes total compensation, including any bonus compensation. Covered compensation eligible for the accrual of pension benefits is limited to $150,000 in annual compensation. Messrs. Troutman, Cunning, DeVore, Hickey and Rains, the only named executives participating in the Pension Plan, have 3, 20, 14, 9 and 10 years of credited service under the Pension Plan, respectively. Benefits shown are computed based on life with 10-year service.

     EXECUTIVE BONUS PLAN. The Company maintains an Executive Incentive Bonus Plan (the "Bonus Plan") for high ranking officers who have been employed by the Company or any of its subsidiaries for at least one year. Individual payments are awarded at the discretion of the Personnel and Compensation Committee considering the individual's contribution and base salary as a percent of the total base salary of all executives included within the Plan, but payments may vary from this relationship. In February 1995, PALFED awarded bonuses of approximately $310,000 under the Bonus Plan based on 1994 performance, a portion of which was paid in grants of restricted shares of Common Stock.

     RESTRICTED STOCK PLAN. The Restricted Stock Plan provides for grants of shares of Common Stock subject to certain restrictions. The Personnel and Compensation Committee determines the number of shares awarded under the Restricted Stock Plan and the restrictions on the shares. Generally, restricted shares will be forfeited unless an employee remains employed by the Company or one of its subsidiaries for a minimum of one year from the date of the award. During 1995, the Company used the Restricted Stock Plan as a supplement to the Bonus Plan by paying a portion of each employee's annual bonus in restricted stock. In February 1995, the Company granted awards for 10,464 restricted shares of Common Stock with a one year restriction period from the date of the grant.

     Additionally, effective as of February 15, 1996, the Company granted awards for 106,345 restricted shares of Common Stock to executive officers and employees of the Company. Approximately 6,345 restricted shares relate to bonuses based on 1995 performance and will vest one year from the grant date. The remaining 100,000 restricted shares relate to grants that will vest over 5 to 10 years and are subject to the Company achieving certain performance levels, as well as the continued employment of the officers and employees receiving such grants.

     STOCK OPTION PLANS. The Company currently maintains incentive stock option plans adopted in 1985, 1993 and 1995 (referred to collectively as the "Option Plans"). The 1985 Option Plan terminated on September 24, 1995, although outstanding options will remain exercisable according to their terms. All of the options granted under the Option Plans were granted at the fair market value of the underlying shares of Common Stock on the date of the grant of the option.

     At December 31, 1995, options to acquire 290,485 shares of Common Stock were outstanding under the Option Plans. In 1995, PALFED granted options at an exercise price of $12.78 per share to acquire 75,000 shares of Common Stock under the Option Plans. The following table lists all grants of options under the Option Plans to the executive officers named in the Summary Compensation Table for the year ended December 31, 1995 and contains certain information about the potential realizable value of those options.

                                   OPTION GRANTS IN LAST FISCAL YEAR

                                             Individual Grants
                         ----------------------------------------------------------------------     Potential Realizable
                                                                                                      Value at Assumed
                           Number of             Percent of                                            Annual Rates of
                           Securities           Total Options          Exercise                    Stock Price Appreciation
                           Underlying            Granted to             Price/       Expiration       For Option Term(3)
                         Options Granted     Employees in 1995(1)     ($/Share)(2)      Date         5% ($)   10% ($)
                         ----------------    --------------------     ------------   ----------     -------   -------

John C. Troutman              13,123                17.5                 12.78       11/14/2005     137,791   267,290
Patrick D. Cunning             9,225                12.3                 12.78       11/14/2005      96,862   187,895
Joe W. DeVore                  6,452                 8.6                 12.78       11/14/2005      67,746   131,415
Howard M. Hickey, Jr.          6,300                 8.4                 12.78       11/14/2005      66,150   128,314
Darrell R. Rains               7,802                10.4                 12.78       11/14/2005      81,921   158,911

--------------------------
          (1) In 1995, the Company granted options to acquire 75,000 shares under the Option Plans.

          (2) All options were granted at an exercise price equal to the market price of Common Stock on the date of grant.

          (3) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of Common Stock and overall market conditions. The amounts reflected in this table may not necessarily be achieved.


     STOCK OPTIONS EXERCISES. None of the named executive officers exercised any stock options during 1995. The following table reflects the number of shares covered by both exercisable and unexercisable stock options and values for all in-the-money options granted to the named executive officers as of December 31, 1995.

       AGGREGATED OPTION/SAR EXERCISES IN 1995 AND YEAR-END OPTION VALUES


                                                                               Number of                Value of
                                                                              Unexercised             Unexercised
                                                                               Options at      In-the-Money Options at
                                                                           December 31, 1995   December 31, 1995 ($)(1)
                                                                           -----------------   ------------------------
                              Shares Acquired      Value                     Exercisable/           Exercisable/
                                 On Exercise      Realized                   Unexercisable          Unexercisable
                              ---------------     --------                   -------------          -------------
John C. Troutman                    --              n/a                       9,377 / 22,577        47,206 /107,586
Patrick D. Cunning                  --              n/a                      24,973 / 19,451       115,141 /104,565
Joe W. DeVore                       --              n/a                      10,870 / 11,132         42,565 /51,455
Howard M. Hickey, Jr.               --              n/a                      20,293 / 13,297         78,364 /69,455
Darrell R. Rains                    --              n/a                      20,467 / 16,135         92,234 /83,202

-----------------------
     (1) Values are based on the $11.88 per share closing price of Common Stock on December 29, 1995, less the exercise price of the option.

     REPRICINGS OF OPTIONS AND STOCK APPRECIATION RIGHTS. PALFED did not reprice any options during 1995. PALFED has no Stock Appreciation Rights.

     LONG-TERM INCENTIVE PLAN AWARDS. The Company has no "long-term incentive plan" as defined by applicable SEC regulations, which excludes the Restricted Stock Plan and the Option Plans.

     EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN. PALFED has an Employee Savings and Stock Ownership Plan (the "401(k) Plan") for the employees of the Company and any of its subsidiaries or affiliates. All assets of the 401(k) Plan are held in trust. During 1994, the Company amended the 401(k) Plan to allow participating employees to invest in several mutual funds and in Common Stock. Prior to July, 1994, all assets of the 401(k) Plan were invested in Common Stock. The 401(k) Plan may acquire shares of Common Stock directly from PALFED or in open market purchases. The Company has registered 355,000 shares of Common Stock for issuance pursuant to the 401(k) Plan, which is intended to remain in effect indefinitely. During 1995, the 401(k) Plan acquired 17,921 shares of Common Stock in the open market to be held in the accounts of the participating employees. The 401(k) Plan constitutes a "qualified cash or deferred arrangement" within the meaning of Section 401(k) of the Internal Revenue Code and is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

     All employees who have been employed by PALFED or an affiliate or subsidiary for at least one year of service are eligible to participate in the 401(k) Plan. Executive officers may participate in the 401(k) Plan on the same terms as other employees, subject to any limitations on amounts that may be contributed to the 401(k) Plan. During 1995, 282 employees were eligible to participate in the ESOP Plan, of which approximately 205 employees participated in the ESOP Plan. As of January 1, 1996, 251 employees were eligible to participate in the 401(k) Plan, of which 188 employees had elected to participate for 1996. Under the 401(k) Plan employees can authorize payroll deductions which are matched by employer contributions. During 1995, the employer matching contribution was 75 percent. In addition, the 401(k) Plan allows the employer to make supplemental contributions. Subject to certain vesting requirements (three years for employer matching contributions and five years for employer supplemental contributions), distributions from the 401(k) Plan will be made only on the employee's retirement or in the event of permanent disability or termination before retirement.


                    TRANSACTIONS WITH OFFICERS AND DIRECTORS

     Prior to the adoption of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"), Palmetto Federal had a policy of offering consumer and residential mortgage loans on preferential terms to its officers, directors and employees, in accordance with then applicable Federal Home Loan Bank Board (now OTS) regulations. All such loans to executive officers, directors and principal shareholders were made in the ordinary course of business on substantially the same terms and collateral (except for interest rates and loan origination fees) as those of comparable transactions prevailing at the time, and did not involve more than the normal risk of collectibility or other unfavorable features. In response to the requirements of FIRREA, Palmetto Federal no longer offers favorable rates to the executive officers, directors and principal shareholders of the Company or any of its subsidiaries. Palmetto Federal's policy with respect to loans to its other employees remains unchanged. Those loans which were originally made to directors and executive officers under preferential terms will continue under then-applicable terms. However, any new line of credit and any new loans made to an executive officer, director or principal shareholder are subject to the requirements of Regulation O and are made on the same terms as to an unaffiliated person. All such loans are approved in advance by Palmetto Federal's Executive Loan Committee and the Board of Directors.

     Set forth below is certain information relating to aggregate indebtedness outstanding as of December 31, 1995 in excess of $60,000 of loans made to persons who were during 1995 principal shareholders, executive officers and directors of PALFED or Palmetto Federal or related to such persons. Each of the loans termed "Mortgage" is a first mortgage on the underlying property.
Cashline is a revolving home equity line of line secured by the borrower's residence. Personal Cashline is an unsecured revolving line of credit loan.



                                                                           Balance at           Largest
                         Type of        Date of        Original            December 31,         Balance       Interest
Name                      Loan           Loan          Balance(1)             1995              In 1995         Rate
----                     -------        -------        ----------          ------------        --------       --------

Patrick D. Cunning       Mortgage       03/15/94       $199,000            $185,458            $193,765          6.75
Director, Executive      Cashline       12/26/95         49,000               5,039               5,039          7.75
Vice President

Charles E.,              Mortgage       05/05/93         86,000              75,672              99,528         6.875
  Simons, III            Mortgage       06/08/73         45,000               8,966              12,154          7.50
Director                 Cashline       11/16/87         25,000               4,103               9,919        Variable
                         Consumer       12/26/94          9,940               8,737               9,879          7.45

John C. Troutman         Mortgage       05/24/93        144,000             129,013             135,317         6.875
Director, President and
Chief Executive Officer

W. Barry Adams           Mortgage       07/17/89         88,000              80,723              82,432          5.75
Executive Vice           Personal
President                Cashline       10/22/85          5,000               1,002               2,049        Variable

Joe W. DeVore            Mortgage       02/28/94        160,000             145,811             155,537         6.875
Executive Vice           Personal
President                Cashline       03/01/85          7,500                   0               3,761        Variable
                         Cashline       08/17/85         45,000              13,087              13,087        Variable

Howard M. Hickey,        Mortgage       03/24/93        110,000             106,764             108,047         6.875
  Jr., Executive         Personal
Vice President and       Cashline       11/05/87          5,000               4,778               5,000        Variable
General Counsel          Cashline       12/14/93         10,000               9,869               9,953        Variable
                         Consumer       05/26/95         21,205              19,571              21,205          9.25

Darrell R. Rains         Mortgage       11/01/93        203,150             198,468             200,797          6.75
Executive Vice           Cashline       12/26/95         49,000               5,004               5,004          7.75
President and Chief
Financial Officer

Michael B. Smith         Mortgage       01/28/91        121,450             113,609             115,769          5.75
Senior Vice President    Personal
and Controller           Cashline       11/13/90          4,500                   0               2,562        Variable


--------------------------
          (1) The original balance shown for both Cashline and Personal Cashline loans is the amount of the authorized line of credit.

     Palmetto Federal has outstanding loans to some other members of the immediate families of certain of its officers and directors and to consulting directors. These loans were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than a normal risk of collectibility or present other unfavorable features.

                            APPROVAL OF AMENDMENTS TO
                          PALFED 1993 STOCK OPTION PLAN
                                  (PROPOSAL 2)


GENERAL

     Subject to approval by PALFED's shareholders, the proposed amendment to the PALFED, Inc. 1993 Stock Option Plan (the "1993 Option Plan" or the "Plan") would increase the number of shares of Common Stock authorized under the Plan by reserving an additional 100,000 shares available for grant under the Plan.

BACKGROUND AND PURPOSE OF THE 1993 OPTION PLAN

     The 1993 Option Plan, originally approved by the shareholders at the 1993 Annual Meeting, is intended to advance the interests of the Company and its subsidiaries by encouraging officers and other key employees to obtain a proprietary interest in the Company by acquiring Common Stock. The Board of Directors believes that the Company's stock option plans have created significant incentives for employees and officers, and aid the Company and its subsidiaries in retaining and motivating qualified employees. The Board of Directors considers it important for the future success of the Company to continue to grant stock options on a basis comparable with the Company's competitors. By increasing the ownership of Common Stock among the Company's officers and employees, the 1993 Option Plan emphasizes the mutual interests of employees and shareholders.

PRINCIPAL FEATURES OF THE 1993 OPTION PLAN

     Under the 1993 Option Plan, incentive stock options ("ISOs") and other non-qualified stock options ("Non-ISOs") (collectively, "Options") may be granted. The following discussion summarizes the principal features of the 1993 Option Plan. Additional information concerning the 1993 Option Plan is set forth at pages 15 and 16 of this Proxy Statement.

     ADMINISTRATION. The Personnel and Compensation Committee (the "Committee") administers the 1993 Option Plan. Members of the Committee are outside directors who cannot participate in the 1993 Option Plan and are "disinterested persons" within the meaning of Rule 16b-3 of the Exchange Act. The Committee has full authority to (1) determine the officers and employees to whom Options will be granted, as well as the terms of the Options and the number of shares of Common Stock awarded or offered pursuant to such Options, (2) determine whether an Option will constitute an ISO intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or a Non-ISO not intended to qualify under Code Section 422, and (3) interpret the provisions of, and prescribe, amend and rescind any rules and regulations relating to the 1993 Option Plan.

     ELIGIBILITY. Only employees of the Company and its subsidiaries are eligible to receive Options under the 1993 Option Plan. As of March 1, 1996, approximately 300 employees were eligible to receive Options.

     SHARES AVAILABLE UNDER THE 1993 OPTION PLAN. Currently, a total of 150,000 shares of Common Stock are reserved for issuance under Options granted under the 1993 Option Plan. As of March 1, 1996, prior to the adoption of the proposed amendment, 250 shares remained available for grant under the 1993 Option Plan. To ensure sufficient shares available for future Options, the proposed amendment authorizes an additional 100,000 shares of Common Stock to be reserved for the grant of Options.

     On March 15, 1996, the closing price of Common Stock on the Nasdaq National Market was $13.13 per share.

     TERMS OF OPTIONS. Each Option granted under the 1993 Option Plan may be exercised on such dates, during such periods and for such number of shares as determined by the Committee. No Option will be exercisable after the expiration of ten (10) years from the date it is granted. Generally, no Option is exercisable for at least six months after the date of grant. The purchase price of the Common Stock underlying each Option is determined by the Committee; provided that the option price for ISOs may not be less than the fair market value of Common Stock at the time an ISO is granted. An Option may be exercisable in installments as designated by the Committee. Upon exercise of an Option, an option holder must pay for the Common Stock subject to the exercise in cash, with other shares of Common Stock, or by a combination of cash and Common Stock.

     TERMINATION AND AMENDMENT. The Committee or the Board of Directors may terminate the 1993 Option Plan at any time, and the Plan will terminate automatically ten (10) years from the date of its adoption by the PALFED Board of Directors. Outstanding Options granted before the termination or expiration of the Plan remain exercisable until they expire or lapse according to their terms. The Committee or the Board of Directors may amend the Plan at any time, except that: (1) no amendment may adversely affect the rights of a holder under any outstanding Options without the consent of such holder, and (2) no amendment may be made without shareholder approval, if such shareholder approval is necessary to assure the continued qualification of the 1993 Option Plan under Rule 16b-3 of the Exchange Act.

FEDERAL INCOME TAX CONSEQUENCES

     Participation in the 1993 Option Plan has the federal income tax consequences summarized below. This summary does not purport to be complete or to deal with particular fact situations, and is based on present federal income tax statutes and regulations and is therefore subject to change when such statutes or regulations change. The 1993 Option Plan is not subject to any provision of ERISA and is not qualified under Section 401(a) of the Code, which applies only to certain qualified pension, profit-sharing and stock bonus plans.

     Any Option issued pursuant to the 1993 Option Plan which is not designated as an Incentive Stock Option ("ISO") will constitute a Non-Qualified Stock Option ("Non-ISO"). For federal income tax purposes, an employee who is granted an ISO or a Non-ISO will not realize taxable income at the time such Option is granted, and PALFED will not be entitled to a tax deduction at such time.

     NON-QUALIFIED STOCK OPTIONS. In general, upon the exercise of a Non-ISO an employee will recognize taxable income and the Company will be entitled to a tax deduction in an amount equal to the excess of the fair market value of the shares acquired on such date over the option price paid for such shares. In determining the amount of taxable gain or loss upon any subsequent sale of Common Stock obtained by exercise of a Non-ISO, the tax basis of such stock will be an amount equal to its fair market value on the date used to determine the amount of holder's taxable income upon the exercise of the Option. Common Stock must be held for more than one year after exercise to qualify for long-term capital gain treatment.

     INCENTIVE STOCK OPTIONS. For regular income tax purposes, no taxable income is recognized by an employee upon the exercise of an ISO, and PALFED is not entitled to a tax deduction upon exercise of an ISO. For the purpose of determining the amount of taxable gain or loss, the tax basis of such stock will be an amount equal to the option price paid for the shares. Provided an employee exercising an ISO holds the shares acquired upon exercise of the option for more than one year after the date of exercise and more than two years after the date of grant of such option, any gain realized on a subsequent sale of Common Stock obtained by exercise of an ISO will be long-term capital gain. However, if such shares are disposed of by the employee before the expiration of the one or two-year periods described in the preceding sentence, the taxpayer will be deemed to have made a "disqualifying disposition" of the shares. If a disqualifying disposition occurs, the tax treatment to the holder is similar to the treatment that would be accorded if the option were a Non-ISO, except that the timing of the recognition of the income may differ. If a disqualifying disposition occurs, the holder will recognize taxable income equal to the difference between the amount realized on the disposition of the shares and the option price paid for the shares. Any gain will be treated as ordinary income to the holder in an amount not exceeding the difference between the fair market value of Common Stock at the date of exercise of the Option and the amount paid for the shares. The balance of the gain, if any, will be treated as long-term capital gain if the shares have been held for at least one year at the date of sale, and as short-term capital gain if they have been held for less than one year. Special rules may apply to an employee who is subject to Section 16(b) of the Exchange Act.

     PAYMENT OF OPTION PRICE BY TRANSFERRING OTHER SHARES OF COMMON STOCK. In general, the transfer of shares of Common Stock by an employee in payment of the exercise price of either an ISO or a Non-ISO is not a taxable transaction to the extent the fair market value of the shares received upon exercise of the Option is equal to the fair market value of the shares exchanged in payment therefor. The basis of the shares received in exchange for the shares surrendered in payment of the option price, to the extent their fair market value does not exceed the fair market value of the shares surrendered, will be the same as the basis of the shares surrendered.

ESTIMATE OF PLAN BENEFITS

     As the grant of Options under the 1993 Option Plan is entirely within the discretion of the Personnel and Compensation Committee, the number of Options that will be granted in the future to eligible employees cannot be determined.

REQUIRED VOTE

     Approval of the amendments to the 1993 Option Plan to increase the number of shares of Common Stock authorized under the Plan will require the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote. Votes withheld, abstentions and broker nonvotes will be included in vote totals and will have the effect of a vote against approval of the amendments to the 1993 Option Plan.


            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL
                   TO AMEND THE PALFED 1993 STOCK OPTION PLAN.

                            APPROVAL OF AMENDMENTS TO
                PALFED 1993 RESTRICTED STOCK INCENTIVE AWARD PLAN
                                  (PROPOSAL 3)


GENERAL

     Subject to approval by PALFED's shareholders, the proposed amendments to the PALFED, Inc. 1993 Restricted Stock Incentive Award Plan (the "Restricted Stock Plan" or the "Plan") would increase the number of shares of Common Stock authorized under the Plan by reserving an additional 50,000 shares available for grants under the Plan and amend a provision in the Plan to increase from twenty percent (20%) to one-third the maximum number of shares that may be awarded under the Plan to any employee.

     The Restricted Stock Plan provides for the grant of shares of Common Stock (an "Award" or collectively "Awards") subject to certain restrictions. Currently, the Plan provides that no employee may acquire more than twenty percent (20%) of the aggregate number of shares of Common Stock issuable pursuant to Awards granted under the Plan. Based on the 150,000 shares of Common Stock currently available under the Restricted Stock Plan, no more than 30,000 shares of Common Stock may be granted under the Plan to any single employee. As of March 1, 1996, John C. Troutman, President and Chief Executive Officer of the Company, had been awarded 30,000 shares of Common Stock pursuant to Awards under the Plan. To allow additional flexibility to make future Awards to Mr. Troutman as well as the Company's other executive officers, the proposed amendments to the Restricted Stock Plan would increase this limitation to up to one-third of the aggregate number of shares of Common Stock issuable pursuant to Awards granted under the Plan.

BACKGROUND AND PURPOSE OF THE RESTRICTED STOCK PLAN

     The Restricted Stock Plan, approved by the shareholders at the 1993 Annual Meeting, is intended to advance the interests of the Company and its subsidiaries by encouraging officers and other key employees to acquire Common Stock. The Board of Directors believes that the Company's stock plans, including the Restricted Stock Plan, have created significant incentives for employees and officers, and aid the Company and its subsidiaries in retaining and motivating qualified employees. The Board of Directors considers the continued grant of stock based incentive compensation important for the future success of the Company. By increasing the ownership of Common Stock among the Company's officers and employees, the Restricted Stock Plan encourages the identification of the mutual interests of employees and shareholders.

PRINCIPAL FEATURES OF THE RESTRICTED STOCK PLAN

     The following discussion summarizes the principal features of the Restricted Stock Plan. Additional information concerning the Restricted Stock Plan is set forth at page 15 of this Proxy Statement.

     ADMINISTRATION. The Personnel and Compensation Committee (the "Committee") administers the Restricted Stock Plan. The Committee has full authority to (1) determine the officers and employees to whom Awards will be granted, as well as the terms of the Awards and the number of shares of Common Stock awarded or offered pursuant to such Awards, and (2) interpret the provisions of, and prescribe, amend and rescind any rules and regulations relating to the Plan.
The Committee, in its discretion, may permit acceleration of the expiration of any vesting or restriction period with respect to any part or all of the shares subject to an Award, and may remove or modify any restrictions on previously granted Awards.

     ELIGIBILITY. Pursuant to the Restricted Stock Plan, only employees of the Company and its subsidiaries are eligible to receive Awards under the Restricted Stock Plan. As of March 1, 1996, approximately 300 employees were eligible to receive Awards under the Plan.

     SHARES AVAILABLE UNDER THE RESTRICTED STOCK PLAN. Currently, a total of 150,000 shares of Common Stock are available for Awards granted under the Restricted Stock Plan. As of March 1, 1996, 18,945 shares of Common Stock remained available for future Awards under the Plan. To ensure sufficient shares available for future Awards, the proposed amendment authorizes an additional 50,000 shares of Common Stock to be reserved for the grant of Awards.


     On March 15, 1996, the closing price of Common Stock on the Nasdaq National Market was $13.13 per share.

     TERMS OF AWARDS. Awards of shares of Common Stock ("Restricted Stock") are evidenced by Restricted Stock Agreements ("Agreements") that set forth the conditions and terms of the Award. In each Agreement, the employee agrees to remain in the employment of PALFED (or one of its subsidiaries) for a specified period, which generally is at least one year from the date of the Agreement. Each Agreement also sets forth the terms upon which the restrictions on the Restricted Stock may lapse. The Award is terminated and the Restricted Stock subject to such Award is forfeited if at any time within the restricted period of time specified in the Agreement, the employee is permanently separated from the Company for any reason other than death, retirement or permanent disability. The Committee, in its discretion, may permit acceleration of the expiration of any vesting or restriction period with respect to any part or all of the shares subject to an Award, and may remove or modify any restrictions on previously granted Awards.

     TERMINATION AND AMENDMENT. The Committee or the Board of Directors may terminate the Restricted Stock Plan at any time, and the Plan will terminate automatically when all Awards have been issued and are no longer subject to restrictions or forfeiture. The Committee may amend the Plan at any time, except that no amendment may be made without shareholder approval, if the amendment would increase the aggregate number of shares of Common Stock that may be issued under the Plan, withdraw administration from the Committee, or permit any person while a member of the Committee to be eligible to receive an Award.

FEDERAL INCOME TAX CONSEQUENCES

     Upon termination of the restrictions on shares of Common Stock, the employee recognizes ordinary income in the year the restrictions are terminated, in an amount equal to the fair market value of the shares at the date of termination of such restrictions, and the Company is entitled to a deduction in the same amount at such time.

ESTIMATE OF PLAN BENEFITS

     As the grant of Awards under the Plan is entirely within the discretion of the Personnel and Compensation Committee, the number of Awards that will be granted in the future to eligible employees cannot be determined.

REQUIRED VOTE

     Approval of the amendments to the Restricted Stock Plan will require the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote. Votes withheld, abstentions and broker nonvotes will be included in vote totals and will have the effect of a vote against approval of the amendments to the Restricted Stock Plan.


            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL
                   TO AMEND THE PALFED RESTRICTED STOCK PLAN.

                            APPROVAL OF AMENDMENTS TO
                PALFED AMENDED AND RESTATED DIRECTORS STOCK PLAN
                                  (PROPOSAL 4)


GENERAL

     Subject to approval by PALFED's shareholders, the proposed amendments to the PALFED, Inc. Amended and Restated Directors Stock Plan (the "Directors Plan" or the "Plan") would (i) increase by 100,000 shares the number of shares of Common Stock authorized under the Plan, and (ii) provide for annual grants of stock options ("Options") to outside each director, contingent upon the Company achieving certain net income levels (collectively the "Proposed Amendments"). Under the Directors Plan as currently in effect, only the outside directors who are elected at the 1996 Annual Meeting will receive Options to acquire 3,000 shares of Common Stock at the fair market value of the Common Stock on the date of the grant. The Proposed Amendments will not affect the Options granted to consulting and advisory directors, which are granted at the discretion of the Personnel and Compensation Committee. If the Proposed Amendments are not approved, the Directors Plan, as currently in effect, will continue.

     The Proposed Amendments would provide annual grants of Options to each outside director, instead of only those directors who are nominees and are elected to the Board of Directors. Subject to the Company achieving certain minimum net income levels, the Committee believes that Options should be awarded to all outside directors as a group, rather than only the particular nominees who are elected to the Board. The Committee originally intended that the Directors Plan approved in 1995 would allow annual Option grants to all directors. The Proposed Amendments are intended to correct an ambiguity in the Plan to clarify that all outside directors will receive Option grants.

BACKGROUND AND PURPOSE OF THE DIRECTORS PLAN

     The Directors Plan, approved by the shareholders at the 1995 Annual Meeting, is intended to advance the interests of the Company and its subsidiaries by encouraging PALFED's outside directors to acquire Common Stock and provide an additional incentive for such directors to continue as directors. PALFED believes that the Directors Plan will aid in attracting and retaining outside directors and that increased Common Stock ownership by directors further aligns shareholder and director interests.

PRINCIPAL FEATURES OF THE DIRECTORS PLAN

     The following discussion summarizes the principal features and effects of the Directors Plan. The Directors Plan generally provides for the grant of stock options ("Options") subject to the Company achieving certain minimum net income levels. The Director Plan also provides for the grant of shares of Common Stock subject to certain restrictions ("Restricted Stock") to new directors.

     ADMINISTRATION. The Personnel and Compensation Committee (the "Committee") of the Board of Directors administers the Directors Plan. Subject to the terms of the Directors Plan, the Committee has full authority to (1) interpret and construe the terms of the Directors Plan and prescribe, amend and rescind any rules and regulations relating to the Directors Plan, and (2) determine the terms and provisions of Awards to consulting, advisory or honorary directors. The Committee has no discretion as to the selection of directors to receive Awards, but may determine the selection of consulting and advisory directors for Awards, as well as the terms of any Awards to consulting or advisory directors.

     ELIGIBILITY.   Only directors who are not employees of the Company or any of its subsidiaries are eligible to participate in the Plan (defined as an "Eligible Director" under the Plan). Consulting and advisory directors also are eligible to participate in the Plan, but receive Options only at the discretion of the

Committee. As of March 15, 1996, nine of PALFED's eleven directors, three consulting directors and one advisory director were eligible to participate in the Directors Plan.

     SHARES AVAILABLE UNDER THE DIRECTORS PLAN. Currently, a total of 150,000 shares of Common Stock may be issued under Awards granted under the Directors Plan. The unexercised portion of shares of Common Stock allocable to expired or terminated Awards may become subject to Awards under the Directors Plan. As of March 15, 1996, 98,000 shares of Common Stock remained available for future Awards under the Plan. To ensure sufficient shares of Common Stock available for future Awards, the Proposed Amendments authorize an additional 100,000 shares of Common Stock under the Plan.

     On March 15, 1996, the closing price of the Common Stock on the Nasdaq National Market was $13.13 per share.

     OPTIONS. The Directors Plan as currently in effect, provides that each nominee for election as a director will be granted, upon election to the Board of Directors, an Option to acquire shares of Common Stock in accordance with the following schedule: (i) Options to acquire 3,000 shares of Common Stock, if PALFED's net income for the previous fiscal year exceeds $4 million, (ii) Options to acquire 2,000 shares of Common Stock, if PALFED's net income exceeds $3 million, and (iii) Options to acquire 1,000 shares of Common Stock, if PALFED's net income exceeds $2 million. No Options are granted under the Directors Plan, if PALFED does not have net income of at least $2 million for its prior fiscal year. Under the Directors Plan, net income is defined as PALFED's net income after taxes for the previous fiscal year, exclusive of extraordinary items, loan loss provisions and accounting adjustments.

     Based on the Company's 1995 operating results, each of Messrs. McBratney, Peters and Schwallie, the nominees for election as directors of the Company, will upon reelection to the Board of Directors receive Options for 3,000 shares of Common Stock.

     The Proposed Amendments would provide annual Options to each outside director, instead of only those directors who are nominees and are elected to the Board of Directors. Since approximately one-third of PALFED's directors are elected at each Annual Meeting, the Committee believes that Options should be awarded to all directors as a group, rather than only the particular directors who are elected to the Board.

     TERMS OF OPTIONS. Options granted under the Directors Plan generally may be exercised one (1) year after the date of the grant. Options may not be exercised for at least six months from the date of grant. No Option is exercisable after the expiration of three (3) years from the date it is granted or one (1) year after the holder ceases to be an Eligible Director. The purchase price of the Common Stock underlying each Option may not be less than the fair market value of Common Stock as of the date an Option is granted.

     RESTRICTED STOCK GRANTS. Under the Directors Plan, new directors, upon election to the Board of Directors, automatically receive, as of the first business day following such director's initial election by the shareholders to the Board of Directors, an award for 1,000 shares of Restricted Stock. In 1995, each outside director, consulting director and advisory director received, as of the date of the Company's 1995 Annual Meeting of Shareholders, 1,000 shares of Restricted Stock with a one year restriction period. Current directors, consulting directors and advisory directors are not eligible for additional restricted stock grants under the Directors Plan.

     TERMINATION AND AMENDMENT. The Committee or the Board of Directors may terminate the Directors Plan at any time. Outstanding Awards granted before the termination of the Directors Plan remain exercisable until they expire or lapse according to their terms. The Committee or the Board of Directors may amend the Directors Plan except that no amendment may be made without shareholder approval, if such shareholder approval is necessary to assure the continued qualification of the Plan under Rule 16b-3 of the Exchange Act.

FEDERAL INCOME TAX CONSEQUENCES

     Participation in the Directors Plan has the federal income tax consequences summarized below. This summary does not purport to be complete or to deal with particular fact situations, and is based on present federal income tax statutes and regulations and is therefore subject to change when such statutes or regulations change. The Directors Plan is not subject to any provision of ERISA and is not qualified under Section 401(a) of the Code, which applies only to certain qualified pension, profit-sharing and stock bonus plans.

     STOCK OPTIONS. Options issued pursuant to the Directors Plan do not qualify as incentive stock options and constitute non-qualified stock options. For federal income tax purposes, a director will not realize taxable income at the time an Option is granted, and PALFED will not be entitled to a tax deduction at such time.

     In general, a director will recognize taxable income upon the exercise of an Option in an amount equal to the excess of the fair market value of the shares acquired on such date over the option price paid for such shares. The Company will be entitled to a tax deduction in the amount of ordinary income recognized by the director. In determining the amount of taxable gain or loss upon any subsequent sale of Common Stock obtained by exercise of an Option, the tax basis of such stock will be an amount equal to its fair market value on the date used to determine the amount of holder's taxable income upon the exercise of the Option. Common Stock must be held for more than one year after exercise to qualify for long-term capital gain treatment.

     RESTRICTED STOCK. Upon termination of the restrictions on shares of Common Stock, the director recognizes ordinary income in the year the restrictions are terminated in an amount equal to the fair market value of the shares at the date of termination of such restrictions, and the Company is entitled to a deduction in the same amount at such time.

ESTIMATE OF NEW PLAN BENEFITS

     Since Options are granted to consulting and advisory directors only at the discretion of the Committee, the number of Options that will be awarded to such persons in the future cannot be determined. Under the Directors Plan, as proposed to be amended, each of the four (4) outside directors that are not currently nominees for election to the Board would receive Options for 3,000 shares of Common Stock. The value of Options cannot be determined until Options vest and will depend on the market price of Common Stock at the time Options are exercised.

REQUIRED VOTE

     Approval of the proposed amendments to Directors Plan will require the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote. Votes withheld, abstentions and broker nonvotes will be included in vote totals and will have the effect of a vote against approval of the proposed amendments to the Directors Plan.


            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE PALFED AMENDED AND RESTATED DIRECTORS STOCK PLAN.

                              INDEPENDENT AUDITORS

     The Board of Directors intends to select independent public accountants for PALFED and its subsidiaries for 1996 following the Annual Meeting. Coopers & Lybrand L.L.P. has been the independent public accountants for PALFED or its predecessors since 1982. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.


                               1997 ANNUAL MEETING

     A shareholder who wishes to submit a proposal for action at the 1997 Annual Meeting must submit a proposal sufficiently in advance so that it is received at the Company's principal executive offices no later than November 15, 1996. The shareholder also should notify the Company in writing regarding his intention to appear personally at the meeting to present his proposal at the time he submits his proposal. Nothing in this paragraph shall be deemed to require the Company to include in its Proxy Statement and proxy relating to the 1997 Annual Meeting of Shareholders any shareholder proposal or nomination which does not meet in all respects the requirements for inclusion established by the SEC in effect at the time such proposal or nomination is received.


                                  OTHER MATTERS

     Management of PALFED is not aware of any other matter to be presented for action at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Shareholders and referred to in this Proxy Statement. If any other matter comes before the meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their judgment.





                                   By Order of the Board of Directors,
                                   Howard M. Hickey, Jr.
                                   Secretary

PALFED, Inc.
1996 Annual Meeting of Shareholders

                      PLANS SUBJECT TO SHAREHOLDER ACTION
                      -----------------------------------


         In accordance with Instruction 3 of Item 10 of Schedule 14A, PALFED, Inc. (the "Company") is filing with the Commission copies of the following plans to be acted on at the Company's Annual Meeting of Shareholders to be held on April 23, 1996:

         (1)  PALFED, Inc. 1993 Stock Option Plan;

         (2)  PALFED, Inc. 1993 Restricted Stock Incentive Award Plan; and

         (3)  PALFED, Inc. Amended and Restated Directors Stock Plan.

         Copies of these plans are not included in the Company's definitive proxy materials and are not being mailed to shareholders with the Company's Notice of Annual Meeting, Proxy Statement and form of proxy.

         The Company previously filed a Registration Statement on Form S-8 for each of the above-referenced plans. If the shareholders approve the proposed amendments to each of the plans at the 1996 Annual Meeting (Proposals 2, 3 and 4), the Company expects to file additional Registration Statements on Form S-8 to register any additional securities that are authorized under these plans, but have not been previously registered.

                                     PALFED, INC.

                             1993 STOCK OPTION PLAN
                             ----------------------

                           (As amended as of March 1, 1996)


         1.   PURPOSE OF THE PLAN.  The PALFED, Inc. 1993 Stock Option Plan
(the "Plan") is intended to advance the interests of PALFED, Inc. (the "Company") and its "subsidiaries" (as defined in Section 424 of Internal Revenue Code of 1986, as amended (the "Code")) by encouraging and providing an opportunity for officers and other key employees of the Company and its subsidiaries to acquire shares of the Company's common stock. In addition, the Plan is intended to enhance the ability of the Company and its subsidiaries to attract and retain employees, to stimulate the efforts of such employees and to strengthen their desire to remain in the employ of the Company and its subsidiaries.

         The Plan provides for the grant of stock options which qualify as "incentive stock options" ("Incentive Stock Options") within the meaning of
Section 422 of the Code, or stock options which do not qualify as Incentive Stock Options ("Non-Qualified Stock Options") (Incentive Stock Options and Non-Qualified Stock Options are hereinafter collectively referred to as "Options").

         2. STOCK SUBJECT TO THE PLAN. The maximum number of shares of common stock, $ 1.00 par value ("Common Stock"), of the Company that may be issued under Options granted under the Plan shall be a total of 250,000 shares of Common Stock. If an Option expires or terminates for any reason without being exercised in full, the unpurchased shares subject to such Option shall again be available for purposes of the Plan.

         3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by a committee of the Board of Directors consisting of not less than three (3) directors who are "disinterested persons" within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As used herein, the term "Committee" refers to such committee or, in absence of appointment of such committee, to the Board of Directors. Subject to the terms of the Plan, the Committee shall have full authority in its discretion to determine the officers or employees of the Company and its subsidiaries to whom Options shall be granted and the terms and provisions of Options. In making such determinations, the Committee may take into account the nature of the services rendered and to be rendered by the respective officers and employees, their present and potential contributions to the Company and any other factors that the Committee deems relevant. The Committee may also make the issuance or exercise of Options subject to the satisfaction of specified financial performance goals established by the Committee in its discretion. Subject to the provisions of the Plan, the Committee shall have full and conclusive authority to interpret and construe the terms and intent of the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Option agreements (which need not be identical); and to make all other determinations necessary or advisable for the proper administration of the Plan.

         4. ELIGIBILITY AND LIMITS. Options may be granted only to officers and other key employees of the Company and its present or future subsidiaries. No Incentive Stock Option shall be granted to any person who, at the time such Option is granted, owns (as defined in Sections 422 and 424 of the Code) Common Stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, and no Incentive Stock Option may be granted to a director not otherwise employed by the Company. In the case of an Incentive Stock Option, the aggregate fair market value (determined as of the time an Incentive Stock is granted) of Common Stock with respect to which Incentive Stock can become exercisable for the first time by any person during any one calendar year under this Plan and under all other plans of the Company and its subsidiary corporations (within the meaning of Sections 422 and 424 of the Code) shall not exceed $100,000.

         5. INCENTIVE STOCK OPTIONS AND NON-QUALIFIED STOCK OPTIONS. At the time any Option is granted under this Plan, the Committee shall determine whether said Option is to be an Incentive Stock Option or a Non-Qualified Stock Option, and the Option shall be clearly identified as to such status. The number of shares as to which Incentive Stock Options and Non-Qualified Stock Options shall be granted shall be determined by the Committee in its sole discretion, subject to the provisions of section 4 above with respect to the aggregate fair market value of the Stock for which an officer or employee shall be granted Incentive Stock Options in any calendar year and subject to the provisions of section 2 above as to the total number of shares for which Options may be granted under the Plan. At the time any Incentive Stock Option granted under this Plan is exercised, the certificates representing the shares of Common Stock purchased pursuant to such Option shall be clearly identified as representing shares purchased upon exercise of an Incentive Stock Option.

         6. TERMS AND CONDITIONS OF OPTIONS. Subject to the following terms and conditions, all Options granted under this Plan shall be in such form and upon such terms and conditions, not inconsistent with this Plan, as the Committee shall from time to time determine.

         (a) OPTION TERM. No Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted.

         (b) OPTION. The option price per share of Common Stock purchasable under an Option granted under this Plan shall be as set forth in the applicable Option agreement; provided that the option price for an Incentive Stock Option shall not be less than the fair market value of a share of Common Stock (as determined in good faith by the Committee) on the date such Incentive Stock Option is granted. The date an Option is granted shall be the date on which the Committee has approved the terms and conditions of an Option agreement evidencing the Option, has determined the recipient of the Option and the number of shares covered by the Option, and has taken all such other action as necessary to complete the grant of the Option.

         (c) PAYMENT. Payment for all shares purchased pursuant to exercise of an Option shall be made in cash, or if the Option agreement so provides, by delivery of Common Stock at its fair market value on the date of delivery. Such payment shall be made at the time that the Option or any part thereof is exercised, and no shares shall be issued or delivered until full payment therefor has been made. The holder of an Option shall, as such, have none of the rights of a shareholder.

         (d) CONDITIONS TO EXERCISE OF AN OPTION. Subject to the provisions of paragraph (g) below, each Option granted under the Plan shall be exercisable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the Option agreement, except that no Option may be exercised to any extent until the holder shall have been employed by the Company or one of its subsidiaries for at least six (6) months from the date of the grant.

         (e) NONTRANSFERABILITY OF OPTION. An Option shall not be assignable or transferable except by will or by the laws of descent and distribution, and shall be exercisable, during the holder's lifetime, only by the holder. Any distributee by will or by the laws of descent and distribution shall be bound by the provisions of this Plan. Any attempt to assign, pledge, transfer, hypothecate or otherwise dispose of an Option, and any levy of execution, attachment or similar process on an Option shall be null and void.

         (f) TERMINATION OF EMPLOYMENT OR DEATH. In the event of termination of employment of the holder for any reason other than death or disability, the holder may not exercise an Option more than three (3) months after the date of such termination of employment; provided, however, that no Option shall be exercised following the date of notice to the holder of termination of his employment by the Company or by any of its subsidiaries for violation by him or her of any provision of any written employment contract between the Company or any of its subsidiaries and the holder, or for "cause" (as defined in the Option agreement between the holder and the Company). Upon any termination of employment of the holder by reason of disability, within the meaning of Section 105(d)(4) of the Code, the holder may not exercise an Option later than twelve (12) months after the date of such termination of employment. If the holder of an Option dies, such Option may be exercised (to the extent that the holder shall have been entitled to do so at the date of his death) by a legatee or legatees of the holder under his last will, or by his personal representatives or distributees, at any time within the twelve (12) month period following his death. Notwithstanding this paragraph (f), no Option may be exercised more than ten (10) years after the date on which such Option was granted. For purposes of this paragraph (f), employment of a holder shall not be deemed terminated so long as the holder is employed by, or a director of, a parent or subsidiary of the Company or another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Option of the holder in a transaction to which Section 424(a) of the Code is applicable.

         (g) ACCELERATION OF RIGHT OF EXERCISE. Notwithstanding the vesting provisions of subparagraph (d) above, but subject to the provisions of subparagraph (b) above, an Option may be exercised in any amount up to the full number of shares covered by the Option without regard to the date of grant of the Option if: (i) a tender offer or exchange offer has been made for at least twenty-five percent (25%) of the outstanding shares of Common Stock, other than one made by the Company, provided that the corporation, person or other entity making such offer purchases or otherwise acquires shares of Common Stock pursuant to such offer; or (ii) the shareholders of the Company have approved a definitive agreement (the "Agreement") to merge or consolidate with or into another corporation pursuant to which the Company will not survive or will survive only as a subsidiary of another corporation or to sell or otherwise dispose of all or substantially all of its assets; or (iii) any person, entity or group, within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding for purposes of this section any employee benefit plan of the Company which acquires beneficial ownership of voting securities of the Company) becomes the holder of twenty-five percent (25%) or more of the outstanding shares of Stock. If any of the events specified in this subparagraph (g) have occurred, the Option shall be fully exercisable: (x) in the event of (i) above, within a 30-day period commencing on the date of expiration of the tender offer or exchange offer; or (y) in the event of (ii) above, within a 30-day period commencing on the date of approval by the shareholders of the Agreement; or (z) in the event of (iii) above, within a 30-day period commencing on the date upon which the Company is provided a copy of Schedule 13D (filed pursuant to Section 13(d) of the Exchange Act and rules and regulations promulgated thereunder) indicating that any person or group has become the holder of twenty-five percent (25%) or more of the outstanding shares of Common Stock or, if the Company is not subject to Section 13(d) of the Exchange Act, within a 30-day period commencing on the date upon which the Company receives written notice that any person or group has become the holder of twenty-five percent (25%) or more of the outstanding shares of Common Stock.

         7. CHANGES IN CAPITALIZATION; MERGER; LIQUIDATION. The number of shares of Common Stock as to which Options may be granted, the number of shares covered by each outstanding Option, and the price per share of each outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of outstanding shares of Common Stock resulting from a subdivision or combination of shares, the payment of a stock dividend, or other combination or reclassification of the Common Stock effected without receipt of consideration by the Company. If the Company shall be the surviving entity in any merger or consolidation, recapitalization, reclassification of shares or similar reorganization, the holder of each outstanding Option shall be entitled to purchase upon any exercise of an Option, at the same times and upon the same terms and conditions as are then provided in the Option, the number and class of shares of Common Stock or other securities to which a holder of the same number of shares of Common Stock at the time of such transaction would have been entitled to receive as a result of such transaction. Any such adjustment may provide for the elimination of any fractional shares which might otherwise become subject to any Option without payment therefor. Comparable rights shall accrue to each holder in the event of successive mergers or consolidations. In the event of any such changes in capitalization of the Company, the Committee or the Board of Directors may make such additional adjustments in the number and class of shares of Stock or other securities with respect to which outstanding Options are exercisable and with respect to which future Options may be granted as the Committee in its sole discretion shall deem equitable or appropriate, subject to the provisions of section 10. In the event of a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation or in which the Company survives only as a subsidiary of another corporation, provision shall be made for each outstanding Option to become exercisable prior to such dissolution, liquidation, merger or consolidation, except to the extent that another corporation or other legal entity assumes such Option or substitutes another option therefor in a transaction to which Section 424(a) of the Code applies. In the event of a change of the Company's shares of Common Stock into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of the Plan.

         Except as expressly provided in this section 7, the holder of an Option shall have no rights by reason of any subdivision or combination of shares of Common Stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of Common Stock of any class or by reason of any dissolution, liquidation, merger, consolidation or distribution to the Company's shareholders of assets or stock of another corporation, and any issuance by the Company of shares of Common Stock of any class, or securities convertible into shares of Common Stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the Option. The existence of the Plan and the Options granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

         8. RESTRICTION ON ISSUANCE OF SHARES. The Company shall not be obligated to sell or issue any shares of Common Stock pursuant to any Option agreement if such issuance would result in the violation of any laws, including the Securities Act of 1933, as amended (the "1933 Act") or any rules and regulations promulgated by the Office of Thrift Supervision ("OTS") or Federal Deposit Insurance Corporation ("FDIC") or any successor agency of the OTS or FDIC.

         9. PURCHASE FOR INVESTMENT; OTHER REPRESENTATIONS OF HOLDER. In the event that the offering of shares with respect to which an Option is being exercised is not registered under the 1933 Act, but an exemption is available which requires an investment representation or other representation, each holder electing to purchase such shares will be required to represent that such shares are being acquired for investment and not with a view to the sale or distribution thereof, and to make such other representations as are deemed necessary by counsel to the Company.

         10. TERMINATION AND AMENDMENT OF THE PLAN. The Plan shall terminate on the date ten years after adoption of the Plan by the Board of Directors and no Option shall be granted under the Plan after that date, but Options granted before termination of the Plan shall remain exercisable thereafter until they expire or lapse according to their terms. The Plan may be terminated, modified or amended by the shareholders or the Board of Directors of the Company; provided, however, that:

         (a) no such termination, modification or amendment without the consent of the holder of an Option shall adversely affect his or her rights under such Option; and

         (b) any modification or amendment that would (i) increase the aggregate number of shares of Common Stock that may be issued under the Plan (other than an increase merely reflecting a change in capitalization such as a stock dividend or stock split), (ii) modify the designation of employees eligible to receive Options under the Plan, or (3) materially increase the benefits accruing to holders of Options granted or to be granted under the Plan, within the meaning of Rule 16b-3 issued by the Securities and Exchange Commission under the Act, as amended, shall be effective only if it is approved by the shareholders of the

Company at the next annual meeting of shareholders after the date of adoption by the Board of Directors of such modification or amendment.

         11. APPROVAL BY SHAREHOLDERS. The Plan shall become effective when adopted by the Board of Directors, but no Option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve (12) months after the date of the Board's adoption of the Plan, any Options previously granted under the Plan shall terminate, and no further Options shall be granted. Subject to this limitation, Options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

         12.  MISCELLANEOUS.
              --------------

         (a) CONSTRUCTION. All Incentive Stock Options to be granted hereunder are intended to comply with Sections 422 and 424 of the Code, and all provisions of this Plan and all Incentive Stock Options granted hereunder shall be construed in such manner as to effect that intent. This Plan and all Common Stock acquired by the exercise of Options granted pursuant to this Plan are intended to comply with all applicable provisions of SEC Rule 16b-3 or any successor provision under the Exchange Act, and this Plan shall be construed in such manner as to effect that intent insofar as holders subject to Section 16 of the Exchange Act are concerned. In administering this Plan, the Committee may adopt such requirements as it deems appropriate to comply with Sections 422 and 424 of the Code or SEC Rule 16b-3, and the Board of Directors may amend this Plan to the extent necessary to comply with such provisions, subject to section 10 of this Plan.

         (b) NO RIGHT TO EMPLOYMENT. No person shall have any claim or right to be granted an Option, and the grant of an Option shall not be construed as giving any person the right to continued employment. Nothing contained in the Plan or in any Option granted under the Plan shall confer upon any option holder any right with respect to the continuation of his or her employment by the Company or a subsidiary corporation or interfere in any way with the right of the Company or a subsidiary corporation, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the holder from the rate in existence at the time of the grant of an Option.

         (c) WITHHOLDING. Whenever the Company proposes or is required to issue or transfer shares of Common Stock under this Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares.

         (d) NO FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued under the Plan, and cash shall be paid in lieu of any fractional shares in settlement of Options granted under the Plan.

         (e) GOVERNING LAW. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of the State of South Carolina.

                                     PALFED, INC.

                      1993 RESTRICTED STOCK INCENTIVE AWARD PLAN

                           (As amended as of March 1, 1996)


       1. PURPOSE OF THE PLAN. The PALFED, Inc. 1993 Restricted Stock Incentive Award Plan (the "Plan") is intended to advance the interest of PALFED, Inc. (the "Company") and its subsidiaries by providing an opportunity for officers and other employees to acquire a greater equity interest in the Company. The Plan is intended to enhance the ability of the Company and its subsidiaries in recruiting and retaining officers and key employees, to provide additional incentive compensation to such individuals, and to stimulate the efforts of such employees and to strengthen their desire to remain in the employ of the Company and its subsidiaries. The Plan provides for the grant of shares of Company common stock (an "Award" or collectively, the "Awards") that are subject to certain restrictions.

         2. STOCK SUBJECT TO THE PLAN. The maximum number of shares of common stock, $ 1.00 par value ("Common Stock"), of the Company that may be issued under Awards granted under the Plan shall be a total of 200,000 shares of Common Stock. If an Award expires, is cancelled, forfeited or terminated for any reason, the shares of Common Stock subject to such Award shall again be available for future Awards under this Plan. Common Stock awarded pursuant to this Plan is hereinafter referred to as "Restricted Stock".

         3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by a committee of the Board of Directors consisting of not less than three (3) directors who are "disinterested persons" within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As used herein, the term "Committee" refers to such committee or, in absence of appointment of such committee, to the Board of Directors. Subject to the terms of the Plan, the Committee shall have full authority in its discretion to determine the officers or employees of the Company and its subsidiaries to whom Awards shall be granted and the terms and provisions of Awards. In making such determinations, the Committee may take into account the nature of the services rendered and to be rendered by the respective officers and employees, their present and potential contributions to the Company and any other factors that the Committee deems relevant. The Committee may also make the issuance or exercise of Awards subject to the satisfaction of specified financial performance goals established by the Committee in its discretion. Subject to the provisions of the Plan, the Committee shall have full and conclusive authority to interpret and construe the terms and intent of the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Restricted Stock agreements (which need not be identical); and to make all other determinations necessary or advisable for the proper administration of the Plan.

         4. ELIGIBILITY AND LIMITS. Awards may be granted only to officers and other employees of the Company and its present or future subsidiaries who are employed by the Company or one of its subsidiaries. The term "subsidiary", as used in this Plan, shall mean any corporation or other business organization in which the Company owns, directly or indirectly, fifty percent (50%) or more of the voting stock or capital stock at the time of the granting of such Award. No employee shall acquire pursuant to Awards granted under the Plan more than one-third of the aggregate number of shares of Restricted Stock issuable pursuant to Awards under the Plan.

         5. TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS. Subject to the following terms and conditions, Awards shall be evidenced by Restricted Stock agreements ("Agreements") executed by the Company and the employee receiving the Award (the "Recipient") in such form and not inconsistent with the Plan as the Committee shall approve from time to time.

         (a) RESTRICTED PERIOD. Shares of Restricted Stock awarded pursuant to an Award shall be subject to such conditions, terms and restrictions (including performance goals, forfeiture and transfer) and for such period or periods as shall be determined by the Committee. In each Agreement, the Recipient shall agree to remain in the employment of the Company or one of its subsidiaries for a specified period, which shall be at least one (1) year from the date of the Award, at the pleasure of the Company. In the event that a Recipient is permanently separated from the Company for any reason other than death, retirement or permanent disability, within the period of time stated in an Agreement, the Restricted Stock shall be forfeited. Notwithstanding the foregoing, the Committee shall have the power to permit, in its discretion, an acceleration of the expiration of the applicable restriction period with respect to any part or all of the shares awarded to a Recipient.

         (b) RESTRICTIONS ON TRANSFER. Shares of Restricted Stock awarded, and the right to vote such shares and to receive dividends thereon, may not be sold, assigned, transferred, pledged or otherwise encumbered, during the restriction period applicable to such shares. Notwithstanding the foregoing, and except as otherwise provided in this Plan or an Agreement, the Recipient shall have all other rights of a shareholder, including, but not limited to, the right to receive dividends and the right to vote such shares.

         (c) CERTIFICATES. Each certificate issued in respect of shares of Restricted Stock awarded to a Recipient shall be registered in the name of such Recipient and deposited with the Company, or its designee, and shall bear the following legend:

         "This certificate and the shares of common stock represented hereby are subject to the terms and conditions (including forfeiture and restrictions against transfer) contained in the PALFED, Inc. Restricted Stock Incentive Award Plan and an Agreement entered into between PALFED, Inc. and the registered owner. Release from such terms and conditions shall be obtained only in accordance with the provisions of the Plan and Agreement, copies of which are on file in the office of the Secretary of PALFED, Inc., Aiken, South Carolina."

         (d) APPLICABILITY OF RESTRICTIONS TO ADDITIONAL SECURITIES. Any shares of Restricted Stock or other securities of the Company or any other entity which are issued as a distribution on, or in exchange for, Restricted Stock or into which Restricted Stock is converted as a result of a recapitalization, stock dividend, distribution of securities, stock split or combination of shares or a merger, consolidation or sale of substantially all of the assets of the Company shall be subject to the restrictions set forth in the Agreement, which shall inure to the benefit of any surviving or successor corporation which is the issuer of such securities. The certificates representing any such shares or other securities shall bear a legend substantially in the form prescribed in section 5(d) with such changes as may be appropriate in the context.

         (e) SECTION 83(B) ELECTION. Each Agreement shall provide that the Recipient may not elect to pay taxes under Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code").

         (f) LAPSE OF RESTRICTIONS. Each Agreement shall specify the condition and terms upon which any restrictions upon shares under this section 5 shall lapse, as determined by the Committee. Notwithstanding the restrictions set forth in this section 5 or in any Agreement, all restrictions on any outstanding shares of Restricted Stock shall lapse, without regard to the date of grant of an Award, if: (i) a tender offer or exchange offer has been made for at least twenty-five percent (25%) of the outstanding shares of Common Stock, other than one made by the Company, provided that the corporation, person or other entity making such offer purchases or otherwise acquires shares of Common Stock pursuant to such offer; or (ii) the shareholders of the Company have approved a definitive agreement (the "Agreement") to merge or consolidate with or into another corporation pursuant to which the Company will not survive or will survive only as a subsidiary of another corporation or to sell or otherwise dispose of all or substantially all of its assets; or (iii) any person, entity or group, within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding for purposes of this section any employee benefit plan of the Company which acquires beneficial ownership of voting securities of the Company) becomes the holder of twenty-five percent (25%) or more of the outstanding shares of Stock. Upon the lapse of such restrictions, certificates of shares of Restricted Stock free of any restrictive legend shall be delivered to the Recipient or his legal representative.

         6. FORFEITURE OF AWARDS. If a Recipient terminates employment for any reason (including, but not limited to, termination by the Company, with or without cause) other than by reason of death or disability, then all shares of Restricted Stock which are then held by the Recipient shall thereupon automatically be forfeited to the Company. For purposes of this section 6, a Recipient shall not be considered to have terminated employment if he or she is employed by the Company or any of its subsidiaries or if the Recipient is on a leave of absence under circumstances which the Committee or the Board of Directors determines should not result in a forfeiture under this Plan.

         7. CHANGES IN CAPITALIZATION. In the event of any change in the outstanding shares of Common Stock that occurs after ratification of the Plan by the shareholders of the Company by reason of a stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares, or other similar corporate change, the aggregate number of shares of Restricted Stock subject to each outstanding Award shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

         8. AMENDMENTS, MODIFICATIONS AND TERMINATION OF PLAN. The Board or the Committee may terminate the Plan, in whole or in part, may suspend the Plan, in whole or in part from time to time, and may amend the Plan from time to time, including the adoption of amendments deemed necessary or desirable to qualify the Awards under the laws of various states (including tax laws) and under laws and regulations promulgated by the SEC with respect to employees who are subject to the provisions of Section 16 of the Exchange Act, or to correct any defect or supply an omission or reconcile any inconsistency in the Plan or in any Award granted thereunder, without the approval of the shareholders of the Company; provided, however, that no action shall be taken without the approval of the shareholders of the Company which may increase the number of shares of Common Stock available for Awards or withdraw administration from the Committee, or permit any person while a member of the Committee to be eligible to receive an Award. Without limiting the foregoing, the Board of Directors or the Committee may make amendments applicable or inapplicable only to Recipients who are subject to Section 16 of the Exchange Act. No amendment or termination or modification of the Plan shall in any manner affect Awards theretofore granted without the consent of the Recipient unless the Committee has made a determination that an amendment or modification is in the best interest of all Recipients to whom Awards previously have been granted. The Board or the Committee may modify or remove restrictions on an Award or the Awards as a whole which have been previously granted. Unless earlier terminated by the Board or the Committee, the Plan shall terminate when (a) all Awards authorized under the Plan have been granted, and (b) all shares of Restricted Stock subject to Awards under the Plan have been issued and are no longer subject to forfeiture.

         9.   MISCELLANEOUS.
              --------------

         (a) NO RIGHT TO EMPLOYMENT. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving any Recipient the right to continued employment. Nothing contained in the Plan or in any Award granted under the Plan shall confer upon any Recipient any right with respect to the continuation of his or her employment by the Company or a subsidiary corporation or interfere in any way with the right of the Company or a subsidiary corporation, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Recipient from the rate in existence at the time of the grant of an Award.

         (b) WITHHOLDING. Whenever the Company proposes or is required to issue or transfer shares of Common Stock under this Plan or to issue shares free of restrictions in accordance with section 5(f), the Company shall have the right to require the Recipient to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares.

         (c) NO FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued under the Plan and cash shall be paid in lieu of any fractional shares in settlement of Awards granted under the Plan.

         (d) GOVERNING LAW. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of the State of South Carolina.

                                     PALFED, INC.

                                 AMENDED AND RESTATED

                                 DIRECTORS STOCK PLAN
                                 --------------------

                           (As amended as of March 1, 1996)

         1. PURPOSE OF THE PLAN. The purpose of the PALFED, Inc. Directors Stock Plan (the "Plan") is to advance the interests of PALFED, Inc. (the "Company") by encouraging and providing an opportunity for directors, consulting directors and advisory directors of the Company who are not employees of the Company or any of its subsidiaries to acquire shares of common stock, $1.00 par value, of the Company ("Common Stock"), and to provide an additional incentive for such directors to continue service to the Company. It is anticipated that the Plan will assist the Company in attracting and retaining directors capable of making valuable contributions to the long-term success of the Company.

              The Plan provides for the grant of stock options ("Options") and shares of Company Common Stock, subject to certain restrictions. Common Stock granted pursuant to this Plan is hereinafter referred to as "Restricted Stock." Grants of Options and Restricted Stock under this Plan are referred to as an "Award" or collectively as "Awards."

         2. SHARES RESERVED FOR THE PLAN. Subject to adjustment as provided in section 10 of this Plan, the maximum number of shares of Common Stock that may be issued under Awards granted under the Plan shall be a total of 250,000 shares of Common Stock. If (a) an Award expires, is cancelled, terminates for any reason, without being exercised in full or is satisfied without the issuance of Common Stock, or (b) Common Stock distributed pursuant to an Award is forfeited or reacquired by the Company, or is surrendered upon the exercise of an Award, the shares of Common Stock subject to such an Award or so forfeited, reacquired or surrendered shall again be available for future Awards under the Plan.

         3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by a committee of the Board of Directors consisting of not less than three (3) directors who are "disinterested persons" within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As used herein, the term "Committee" refers to such committee. Subject to the provisions of the Plan, the Committee shall have full and conclusive authority to interpret and construe the terms and intent of the Plan; to determine the terms and provisions of Awards to consulting directors and advisory directors, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of Restricted Stock or Option agreements, and to make all other determinations necessary or advisable for the proper administration of the Plan; provided that the Committee shall have no discretion with respect to the selection of directors to receive Awards under the Plan, the number of shares of Common Stock subject to such Awards, or the timing of the issuance of Awards under the Plan, but may exercise such discretion with respect to consulting and advisory directors. No member of the Committee shall be liable for any determination, decision or action made in good faith with respect to the Plan or any Awards under the Plan. The Committee may delegate any of such responsibilities to one or more agents and may retain advisors to advise it.

         4. ELIGIBILITY. Each director of the Company who is not employed by the Company or any of its subsidiaries within the one (1) year immediately preceding the Company's Annual Meeting of Shareholders (individually an "Eligible Director" and collectively, the "Eligible Directors") shall be eligible to receive Awards under this Plan. No employee of the Company or any of its subsidiaries shall be eligible to receive Awards under this Plan.

              Consulting and advisory directors of the Company who are not employees of the Company or any of its subsidiaries shall constitute "Eligible Directors" and shall be eligible for Awards under this Plan. Notwithstanding any provision of the Plan to the contrary, the selection of consulting and advisory directors to receive Awards, the timing and amount of such Awards, and the performance criteria for Awards to consulting and advisory shall be solely at the discretion of the Committee; provided that Awards to consulting and advisory directions shall be subject to the limitations set forth in this Plan.

         5. RESTRICTED STOCK GRANTS. Upon election by the shareholders of the Company as a director of the Company, each Eligible Director who has not previously received an Award of Restricted Stock under this Plan shall automatically receive on the first business day following such election by the shareholders an Award for 1,000 shares of Restricted Stock. Directors who have received an Award of Restricted Stock under this Plan shall not receive future awards of Restricted Stock under this Plan, and No Eligible Director shall receive an Award of Restricted Stock pursuant to this Section 5 upon becoming an advisory, consulting or honorary director.

              If the aggregate number of shares of Common Stock subject to Awards exceeds the remaining number of shares reserved for issuance under the Plan in that year, the number of shares of Restricted Stock awarded to each Eligible Director to whom Awards are granted on such date shall be reduced pro rata so that the aggregate number of shares awarded equals the number of reserved shares of Common Stock remaining under the Plan for that year.

         6. TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS. Subject to the following terms and conditions, Awards of Restricted Stock shall be evidenced by Restricted Stock agreements ("Agreements") executed by the Company and the Eligible Director receiving the Award in such form and not inconsistent with the Plan as the Committee shall approve from time to time.

              (a) RESTRICTED PERIOD. Shares of Restricted Stock awarded pursuant to an Award shall be subject to restrictions for one (1) year from the date of the Award. In the event that an Eligible Director resigns or is removed as a director for any reason during such one (1) year restriction period, the Restricted Stock shall be forfeited.

              (b) RESTRICTIONS ON TRANSFER. Shares of Restricted Stock awarded, and the right to vote such shares and to receive dividends thereon, may not be sold, assigned, transferred, pledged or otherwise encumbered, during the restriction period applicable to such shares. Notwithstanding the foregoing, and except as otherwise provided in this Plan or an Agreement, the holder of Restricted Stock shall have all other rights of a shareholder.

              (c) CERTIFICATES. Each certificate issued in respect of shares of Restricted Stock awarded to an Eligible Director shall be registered in the name of such director and deposited with the Company, or its designee, and shall bear the following legend:

         "This certificate and the shares of common stock represented hereby are subject to the terms and conditions (including forfeiture and restrictions against transfer) contained in the PALFED, Inc. Directors Stock Plan and an Agreement entered into between PALFED, Inc. and the registered owner. Release from such terms and conditions shall be obtained only in accordance with the provisions of the Plan and Agreement, copies of which are on file in the office of the Secretary of PALFED, Inc., Aiken, South Carolina."

              (d) APPLICABILITY OF RESTRICTIONS TO ADDITIONAL SECURITIES. Any shares of Restricted Stock or other securities of the Company or any other entity which are issued as a distribution on, or in exchange for, Restricted Stock or into which Restricted Stock is converted as a result of a recapitalization, stock dividend, distribution of securities, stock split or combination of shares or a merger, consolidation or sale of substantially all of the assets of the Company shall be subject to the restrictions set forth in the Agreement, which shall inure to the benefit of any surviving or successor corporation that is the issuer of such securities. The certificates representing any such shares or other securities shall bear a legend substantially in the form prescribed in section 6(c) with such changes as may be appropriate in the context.

         7. STOCK OPTIONS GRANTS. On the first business day following each Annual Meeting of Shareholders, each Eligible Director shall automatically be granted Options to acquire the number of shares of Common Stock determined in accordance with the following schedule: (i) Options to acquire 3,000 shares of Common Stock if the Company's Net Income (as defined below) exceeds $4 million;
(ii) Options to acquire 2,000 shares of Common Stock if the Company's Net Income exceeds $3 million; and (iii) Options to acquire 1,000 shares of Common Stock if the Company's Net Income exceeds $2 million. No Options may be granted if the Company did not have Net Income for its latest fiscal year of at least $2 million. For purposes of this section, "Net Income" shall mean the Company's net income after taxes for its latest fiscal year determined in accordance with generally accepted accounting principles, but exclusive of accounting adjustments, loan loss provisions and extraordinary items.

              If the aggregate number of shares of Common Stock subject to Awards exceeds the remaining number of shares reserved for issuance under the Plan in that year, the number of Options awarded to each Eligible Director to whom Options are granted on such date shall be reduced pro rata so that the aggregate number of Options awarded equals the number of reserved shares of Common Stock remaining under the Plan for that year.

         8. TERMS AND CONDITIONS OF OPTIONS. Subject to the following terms and conditions, all Options granted under this Plan shall be evidenced by a written Option agreement in such form and upon such terms and conditions, not inconsistent with this Plan, as the Committee shall from time to time determine.

              (a) OPTION TERM AND DATE. No Option shall be exercisable after the expiration of three (3) years from the date the Option is granted or more than twelve (12) months after the holder ceases to be an Eligible Director. The date an Option is granted shall be as of the first business day following the Company's Annual Meeting of Shareholders.

              (b) OPTION PRICE. The option price per share of Common Stock purchasable under an Option granted under this Plan shall be the fair market value of a share of Common Stock as of the date of the grant.

              (c) PAYMENT. Payment for all shares purchased pursuant to exercise of an Option shall be made in cash, or by delivery of Common Stock at its fair market value on the date of delivery. Such payment shall be made at the time that the Option or any part thereof is exercised, and no shares shall be issued or delivered until full payment therefor has been made. Prior to the exercise of an Option, the holder of an Option shall have none of the rights of a shareholder.

              (d) CONDITIONS TO EXERCISE OF AN OPTION; FORFEITURE. Subject to the provisions of section 9 below, each Option granted under the Plan shall be exercisable no earlier than one (1) year from the date of the grant, except that no Option may be exercised to any extent for at least six (6) months from the date of the grant.

              (e) NONTRANSFERABILITY OF OPTION. An Option shall not be assignable or transferable except by will or by the laws of descent and distribution, and shall be exercisable, during the holder's lifetime, only by the holder. Any distributee by will or by the laws of descent and distribution shall be bound by the provisions of this Plan. Any attempt to assign, pledge, transfer, hypothecate or otherwise dispose of an Option, and any levy of execution, attachment or similar process on an Option shall be null and void.

              (f) TERMINATION OF OPTIONS. In the event that a holder of an Option shall cease to be an Eligible Director of the Company for any reason other than for "cause", such Option shall be exercisable only to the extent it was exercisable at the date such director ceased to be an Eligible Director and only for a period of twelve (12) months after such date. No Option shall be exercised in the event the holder is removed as a director for "cause" (as defined in the Option agreement between the holder and the Company). If the holder of an Option dies, such Option may be exercised (to the extent that the holder shall have been entitled to do so at the date of his death) by a legatee or legatees of the holder under his last will, or by his personal representatives or distributees, at any time within the twelve (12) month period following the holder's death. For purposes of this paragraph (f), an Eligible Director shall not be deemed terminated for purposes of this Plan (i) so long as the director remains an advisory or consulting director of the Company or another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Option of the holder, or (ii) such director is employed by or serves as a consultant to the Company or any of its subsidiaries.

         9. ACCELERATION OF RIGHT OF EXERCISE; LAPSE OF RESTRICTIONS. Notwithstanding the vesting provisions of sections 6(a) or 8(d) of this Plan, (but subject to the provisions of section 8(f) above) an Option may be exercised in any amount up to the full number of shares covered by the Option without regard to the date of grant of the Option and all restrictions on any Restricted Stock granted under this Plan shall lapse if: (a) a tender offer or exchange offer has been made for at least twenty-five percent (25%) of the outstanding shares of Common Stock, other than one made by the Company, provided that the corporation, person or other entity making such offer purchases or otherwise acquires shares of Common Stock pursuant to such offer; or (b) the shareholders of the Company have approved a definitive agreement (the "Agreement") to merge or consolidate with or into another corporation pursuant to which the Company will not survive or will survive only as a subsidiary of another corporation or to sell or otherwise dispose of all or substantially all of its assets; or (c) any person, entity or group, within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding for purposes of this section any employee benefit plan of the Company which acquires beneficial ownership of voting securities of the Company) becomes the holder of twenty-five percent (25%) or more of the outstanding shares of Stock. If any of the events specified in this section 9 have occurred, the Option shall be fully exercisable: (i) in the event of
(a) above, within a 30-day period commencing on the date of expiration of the tender offer or exchange offer; or (ii) in the event of (b) above, within a 30-day period commencing on the date of approval by the shareholders of the Agreement; or (iii) in the event of (c) above, within a 30-day period commencing on the date upon which the Company is provided a copy of Schedule 13D (filed pursuant to Section 13(d) of the Exchange Act and rules and regulations promulgated thereunder) indicating that any person or group has become the holder of twenty-five percent (25%) or more of the outstanding shares of Common Stock or, if the Company is not subject to Section 13(d) of the Exchange Act, within a 30-day period commencing on the date upon which the Company receives written notice that any person or group has become the holder of twenty-five percent (25%) or more of the outstanding shares of Common Stock.

         10. CHANGES IN CAPITALIZATION; MERGER; LIQUIDATION. The number of shares of Common Stock as to which Awards may be granted, the number of shares covered by each outstanding Award, and the price per share of each outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of outstanding shares of Common Stock resulting from a subdivision or combination of shares, the payment of a stock dividend, or other combination or reclassification of the Common Stock effected without receipt of consideration by the Company. If the Company shall be the surviving entity in any merger or consolidation, recapitalization, reclassification of shares or similar reorganization, the holder of each outstanding Option shall be entitled to purchase upon any exercise of an Option, at the same times and upon the same terms and conditions as are then provided in the Option, the number and class of shares of Common Stock or other securities to which a holder of the same number of shares of Common Stock at the time of such transaction would have been entitled to receive as a result of such transaction. Any such adjustment may provide for the elimination of any fractional shares which might otherwise become subject to any Option without payment therefor. Comparable rights shall accrue to each holder in the event of successive mergers or consolidations. In the event of such changes in capitalization of the Company, the Committee or the Board of Directors may make such additional adjustments in the number and class of shares of Common Stock or other securities with respect to which outstanding Awards are exercisable and with respect to which future Awards may be granted as the Committee in its sole discretion shall deem equitable or appropriate, subject to the provisions of section 14. In the event of a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation or in which the Company survives only as a subsidiary of another corporation, provision shall be made for each outstanding Option to become exercisable prior to such dissolution, liquidation, merger or consolidation, except to the extent that another corporation or other legal entity assumes such Option or substitutes another option therefor. In the event of a change of the Company's shares of Common Stock into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of the Plan.

              Except as expressly provided in this section 10, the holder of an Award shall have no rights by reason of any subdivision or combination of shares of Common Stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of Common Stock of any class or by reason of any dissolution, liquidation, merger, consolidation or distribution to the Company's shareholders of assets or stock of another corporation, and any issuance by the Company of shares of Common Stock of any class, or securities convertible into shares of Common Stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award. The existence of the Plan and the Awards granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

         11. RESTRICTION ON ISSUANCE OF SHARES. The Company shall not be obligated to sell or issue any shares of Common Stock pursuant to any Option if such issuance would result in the violation of any laws, including the Securities Act of 1933, as amended (the "1933 Act") or any rules and regulations promulgated by the Office of Thrift Supervision ("OTS") or Federal Deposit Insurance Corporation ("FDIC") or any successor agency of the OTS or FDIC. In the event that the offering of shares with respect to which an Award is issued is not registered under the 1933 Act, but an exemption is available which requires an investment representation or other representation, each Eligible Director receiving shares under this Plan shall be required to represent that such shares are being acquired for investment and not with a view to the sale or distribution thereof, and to make such other representations as are deemed necessary by counsel to the Company.

         12. TERMINATION AND AMENDMENT OF THE PLAN. The Board of Directors or the Committee may terminate the Plan, in whole or in part, may suspend the Plan, in whole or in part from time to time, and may amend the Plan from time to time, including the adoption of amendments deemed necessary or desirable under laws and regulations promulgated by the SEC with respect to the provisions of Section 16 of the Exchange Act, or to correct any defect or supply an omission or reconcile any inconsistency in the Plan or in any Option granted thereunder, without the approval of the shareholders of the Company. Any modification or amendment that would (i) materially increase the aggregate number of shares of Common Stock that may be issued under the Plan (other than an increase reflecting a change in capitalization such as a stock dividend or stock split),
(ii) materially modify the designation of individuals eligible to receive Awards under the Plan, or (iii) materially increase the benefits accruing to holders of any Award granted or to be granted under the Plan, within the meaning of SEC Rule 16b-3, as amended, shall be effective only if it is approved by the shareholders of the Company at the next Annual Meeting of Shareholders after the date of adoption by the Board of Directors of such modification or amendment; provided that no shareholder approval shall be required if such approval is not required for the continued qualification of the Plan under Rule 16b-3 of the Exchange Act.

              Notwithstanding the foregoing, this Plan shall not be amended more often than once every six (6) months, other than to comply with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

         13.  MISCELLANEOUS.
              --------------

              (a) CONSTRUCTION. This Plan and all Awards granted or transactions under this Plan are intended to comply with all applicable provisions of SEC Rule 16b-3 or any successor provision under the Exchange Act, and all provisions of this Plan shall be construed in such manner as to effect that intent. To the extent any provision of the Plan or any action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee. In administering this Plan, the Committee may adopt such requirements as it deems appropriate to comply with SEC Rule 16b-3 or any successor provision, and the Board of Directors or the Committee may amend this Plan to the extent necessary to comply with such provisions, subject to section 12 of this Plan.

              (b) NO RIGHT TO SERVICE AS A DIRECTOR. Nothing contained in the Plan or in any Award granted under the Plan shall confer upon any Eligible Director any right with respect to the continuation of service as a director, consulting director or advisory director of the Company or any of its subsidiaries, or interfere in any way with the right of the Company or its shareholders, subject to the Company's Articles of Incorporation, Bylaws and applicable law, to terminate such director's services as a director, consulting director or advisory director of the Company.

              (c) WITHHOLDING. Whenever the Company proposes or is required to issue or transfer shares of Common Stock under this Plan, the Company shall have the right to withhold from amounts or shares due the recipient or to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements prior to the delivery of any certificate or certificates or the payment of any dividends with respect to such shares.

              (d) NO FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued under the Plan, and cash shall be paid in lieu of any fractional shares in settlement of Options granted under the Plan.

         14. GOVERNING LAW. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of the State of South Carolina.

                                     PALFED, INC.

                                        PROXY
                      PROXY SOLICITED BY THE BOARD OF DIRECTORS
                        FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                    APRIL 23, 1996


         The undersigned hereby appoints Howard M. Hickey, Jr. and John C. Troutman, or either of them, each with full power of substitution, acting jointly or by any one of them if only one be present and acting, attorneys and proxies to vote in the manner specified below (according to the number of shares which the undersigned would be entitled to cast if then personally present) at the Annual Meeting of PALFED, Inc. ("PALFED") to be held on April 23, 1996, including adjournments thereof:


1.  Election of Directors

/ / FOR all nominees         / /  WITHHOLD AUTHORITY        / / ABSTAIN
    listed below (except          to vote for nominees
     as marked to the             listed below
    contrary below)

    (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

        R. Bruce McBratney     Albert H. Peters, Jr.     Ambrose L. Schwallie


2.  To approve amendments to the PALFED 1993 Stock Option Plan.

/ / FOR                 / /  AGAINST             / /  ABSTAIN

3.  To approve amendments to the PALFED 1993 Restricted Stock Incentive Award
    Plan.

/ / FOR                 / /  AGAINST             / /  ABSTAIN

4.  To approve amendments to the PALFED Amended and Restated Directors Stock
    Plan.

/ / FOR                 / /  AGAINST             / /  ABSTAIN

5. In their discretion upon such other business as may properly come before the meeting.

         This proxy shall be voted as directed.  IF NO DIRECTION TO THE
CONTRARY IS INDICATED, IT WILL BE VOTED "FOR" THE ELECTION OF THE THREE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE HEREOF, AND "FOR" PROPOSALS 2, 3 AND 4 AS INDICATED IN THE ENCLOSED PROXY STATEMENT. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS THAT MAY COME BEFORE THE MEETING.

         WITNESS my hand and seal this     day of          , 1996.
                                        ---        ---------

                                  ------------------------------

                                  ------------------------------


                                  PLEASE SIGN this proxy exactly as your name or names appear hereon. If shares are held jointly, signatures should appear for both names. When signing as attorney, executor, administrator, trustee, guardian or custodian, please indicate the capacity in which you are acting.



              PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE
              ENCLOSED POSTAGE PREPAID ENVELOPE.